                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY


================================================================================

                                  $175,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                             ANC RENTAL CORPORATION,
                                  as Borrower,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              LEHMAN BROTHERS INC.,
                                   as Arranger

                          LEHMAN COMMERCIAL PAPER INC.,
                              as Syndication Agent

                             BANKERS TRUST COMPANY,
                             as Documentation Agent

                                       and

                    CONGRESS FINANCIAL CORPORATION (FLORIDA),
                             as Administrative Agent

                            Dated as of June 30, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.  DEFINITIONS ..........................................................................................1
         1.1  Defined Terms.......................................................................................1
         1.2  Other Definitional Provisions......................................................................28

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS......................................................................29
         2.1  Revolving Credit Commitments.......................................................................29
         2.2  Procedure for Revolving Credit Borrowing...........................................................30
         2.3  Borrowing Base Calculations; Inclusion of Additional Assets in Borrowing Base......................31
         2.4  Swing Line Commitment..............................................................................35
         2.5  Procedure for Swing Line Borrowing; Refunding of Swing Line Loans..................................36
         2.6  Repayment of Loans; Evidence of Debt...............................................................37
         2.7  Commitment Fees, etc...............................................................................38
         2.8  Termination or Reduction of Revolving Credit Commitments...........................................38
         2.9  Optional Prepayments...............................................................................39
         2.10  Mandatory Prepayments and Commitment Reductions...................................................39
         2.11  Conversion and Continuation Options...............................................................40
         2.12  Minimum Amounts and Maximum Number of Eurodollar Tranches.........................................41
         2.13  Interest Rates and Payment Dates..................................................................41
         2.14  Computation of Interest and Fees..................................................................42
         2.15  Inability to Determine Interest Rate..............................................................42
         2.16  Pro Rata Treatment and Payments...................................................................43
         2.17  Requirements of Law...............................................................................44
         2.18  Taxes.............................................................................................45
         2.19  Indemnity.........................................................................................47
         2.20  Illegality........................................................................................48
         2.21  Change of Lending Office..........................................................................48

SECTION 3.  LETTERS OF CREDIT....................................................................................48
         3.1  L/C Commitment.....................................................................................48
         3.2  Procedure for Issuance of Letter of Credit.........................................................49
         3.3  Fees and Other Charges.............................................................................50
         3.4  L/C Participations.................................................................................50
         3.5  Reimbursement Obligation of the Borrower...........................................................51
         3.6  Obligations Absolute...............................................................................52
         3.7  Letter of Credit Payments..........................................................................53
         3.8  Applications.......................................................................................53
         3.9  Cash Collateral....................................................................................53
         3.10  Letters of Credit Denominated in Available Foreign Currencies.....................................54

SECTION 4.  REPRESENTATIONS AND WARRANTIES.......................................................................55
         4.1  Financial Condition................................................................................55
         4.2  No Change..........................................................................................56
         4.3  Corporate Existence; Compliance with Law...........................................................56
         4.4  Corporate Power; Authorization; Enforceable Obligations............................................56
         4.5  No Legal Bar.......................................................................................56
         4.6  No Material Litigation.............................................................................57
         4.7  No Default.........................................................................................57
         4.8  Ownership of Property; Liens.......................................................................57
         4.9  Intellectual Property..............................................................................57
         4.10  Taxes.............................................................................................57
         4.11  Federal Regulations...............................................................................58
         4.12  Labor Matters.....................................................................................58
         4.13  ERISA.............................................................................................58
         4.14  Investment Company Act; Other Regulations.........................................................59
         4.15  Subsidiaries......................................................................................59
         4.16  Use of Proceeds...................................................................................59
         4.17  Environmental Matters.............................................................................59
         4.18  Accuracy of Information, etc......................................................................60
         4.19  Security Documents................................................................................61
         4.20  Solvency..........................................................................................61
         4.21  Regulation H......................................................................................61
         4.22  Customer and Trade Relations......................................................................62
         4.23  Credit Card Agreements............................................................................62

SECTION 5.  CONDITIONS PRECEDENT.................................................................................63
         5.1  Conditions to Closing Date.........................................................................63
         5.2  Conditions to Initial Extension of Credit..........................................................64
         5.3  Conditions to Each Extension of Credit.............................................................68

SECTION 6.  AFFIRMATIVE COVENANTS................................................................................69
         6.1  Financial Statements...............................................................................69
         6.2  Certificates; Other Information....................................................................70
         6.3  Payment of Obligations.............................................................................71
         6.4  Conduct of Business and Maintenance of Existence, etc..............................................71
         6.5  Maintenance of Property; Insurance.................................................................71
         6.6  Inspection of Property; Books and Records; Discussions.............................................71
         6.7  Notices............................................................................................72
         6.8  Environmental Laws.................................................................................72
         6.9  Additional Collateral, etc.........................................................................73
         6.10  Borrowing Base Certificate........................................................................74
         6.11  Cash Management Systems...........................................................................76
         6.12  Further Assurances................................................................................77

SECTION 7.  NEGATIVE COVENANTS...................................................................................78
         7.1  Financial Condition Covenants......................................................................78
         7.2  Limitation on Indebtedness.........................................................................79
         7.3  Limitation on Liens................................................................................82

         7.4  Limitation on Fundamental Changes..................................................................84
         7.5  Limitation on Disposition of Property..............................................................84
         7.6  Limitation on Restricted Payments..................................................................86
         7.7  Limitation on Capital Expenditures.................................................................87
         7.8  Limitation on Investments..........................................................................87
         7.9  Limitation on Optional Payments and Modifications of Debt Instruments, etc.........................89
         7.10  Limitation on Transactions with Affiliates........................................................89
         7.11  Limitation on Sales and Leasebacks................................................................90
         7.12  Limitation on Changes in Fiscal Periods...........................................................91
         7.13  Limitation on Negative Pledge Clauses.............................................................91
         7.14  Limitation on Restrictions on Subsidiary Distributions............................................91
         7.15  Limitation on Lines of Business...................................................................92
         7.16  Limitation on Amendments to Certain Instruments...................................................92
         7.17  Subordinated Notes................................................................................92
         7.18  Further Assurances................................................................................92

SECTION 8.  EVENTS OF DEFAULT....................................................................................92

SECTION 9.  THE AGENTS...........................................................................................96
         9.1  Appointment........................................................................................96
         9.2  Delegation of Duties...............................................................................96
         9.3  Exculpatory Provisions.............................................................................96
         9.4  Reliance by Agents.................................................................................96
         9.5  Notice of Default..................................................................................97
         9.6  Non-Reliance on Agents and Other Lenders...........................................................97
         9.7  Indemnification....................................................................................98
         9.8  Agent in Its Individual Capacity...................................................................98
         9.9  Successor Administrative Agent.....................................................................98
         9.10  Authorization to Release Liens and Guarantees.....................................................99
         9.11  The Arranger......................................................................................99
         9.12  Additional Loans..................................................................................99
         9.13  Field Audit and Examination Reports; Disclaimer by Lenders.......................................100
         9.14  Collateral Matters...............................................................................100
         9.15  Agency for Perfection............................................................................101

SECTION 10.  MISCELLANEOUS......................................................................................101
         10.1  Amendments and Waivers...........................................................................101
         10.2  Notices..........................................................................................103
         10.3  No Waiver; Cumulative Remedies...................................................................104
         10.4  Survival of Representations and Warranties.......................................................104
         10.5  Payment of Expenses..............................................................................104
         10.6  Successors and Assigns; Participations and Assignments...........................................105
         10.7  Adjustments; Set-off.............................................................................108
         10.8  Counterparts.....................................................................................108
         10.9  Severability.....................................................................................108
         10.10  Integration.....................................................................................109
         10.11  GOVERNING LAW...................................................................................109

         10.12  Submission To Jurisdiction; Waivers.............................................................109
         10.13  Acknowledgments.................................................................................109
         10.14  Confidentiality.................................................................................110
         10.15  Release of Collateral and Guarantee Obligations.................................................110
         10.16  Accounting Changes..............................................................................111
         10.17  Delivery of Lender Addenda......................................................................111
         10.18  WAIVERS OF JURY TRIAL...........................................................................111

ANNEXES:

A                     Pricing Grid

SCHEDULES:

1.1(a)                Mortgaged Property (Spin-Off Date)
1.1(b)                Credit Card Agreements
1.1(c)                Existing Hedge Agreements
1.1(d)                Borrowing Base Definitions
1.1(e)                Consolidated EBITDA Adjustments
1.1(f)                Excluded Indebtedness
2.2                   Loan Account
4.4                   Consents, Authorizations, Filings and Notices
4.6                   Material Litigation
4.8                   Material Real Property
4.15                  Subsidiaries
4.19(a)-1             UCC Filing Jurisdictions
4.19(a)-2             UCC Financing Statements to Remain on File
4.19(a)-3             UCC Financing Statements to be Terminated
4.19(b)               Mortgage Filing Jurisdictions (Spin-Off Date)
6.11                  Investment, Securities, Deposit and Other Accounts
7.2(d)                Existing Indebtedness
7.3(f)                Existing Liens
7.5(k)                Permitted Dispositions
7.8                   Existing Investments
7.18                  Post-Closing Deliveries


EXHIBITS:

A        Form of Compliance Certificate
B        Form of Closing Certificate
C        Form of Assignment and Acceptance
D-1      Form of Revolving Credit Note
D-2      Form of Swing Line Note
E        Form of Exemption Certificate
F        Form of Lender Addendum
G        Form of Borrowing Notice
H        Form of Borrowing Base Certificate

                  AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 30, 2000, among ANC RENTAL CORPORATION, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), BANKERS TRUST COMPANY, as documentation agent (in such capacity, the "Documentation Agent"), and CONGRESS FINANCIAL CORPORATION (FLORIDA), as administrative agent and collateral agent (in such capacities, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, AutoNation, Inc., a Delaware corporation ("AutoNation"), intends to distribute to its shareholders through a tax-free spin-off (the "Spin-Off") 100% of the shares of common stock of the Borrower;

                  WHEREAS, after giving effect to the Spin-Off, the Borrower will need financing to provide for the repayment of certain existing indebtedness of the Borrower and to provide for the Borrower's ongoing working capital and general corporate needs, including the issuance of letters of credit;

                  WHEREAS, to provide such financing, the Borrower entered into a Credit Agreement, dated as of May 26, 2000 (the "Existing Credit Agreement"), among the Borrower, the lenders from time to time parties thereto, Lehman Brothers Inc., as arranger, Lehman Commercial Paper Inc., as syndication agent, and Congress Financial Corporation (Florida), as administrative agent;

                  WHEREAS, the parties to the Existing Credit Agreement have agreed to amend and restate the Existing Credit Agreement in its entirety;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as follows:

                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

                  "Accounts": as defined in Schedule 1.1(d).

                  "Accounts Receivable Turnover": as defined in Schedule 1.1(d).

                  "Adjustment Date": as defined in the Pricing Grid.

                  "Administrative Agent": as defined in the preamble hereto.

                  "Affiliate": as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided that, for purposes of this Agreement (other than Section 7.10), AutoNation and its Affiliates (after giving effect to the Spin-Off) shall not be deemed Affiliates of the Loan Parties.

                  "Agents": the collective reference to the Syndication Agent and the Administrative Agent.

                  "Aggregate Exposure": with respect to any Lender at any time, an amount equal to the amount of such Lender's Revolving Credit Commitment at such time or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding.

                  "Aggregate Exposure Percentage": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

                  "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Applicable Margin": (a) 1.50%, in the case of Base Rate Loans and (b) 2.75%, in the case of Eurodollar Loans; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Initial Funding Date, the Applicable Margin with respect to each Type of Loan will be determined pursuant to the Pricing Grid.

                  "Application": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

                  "Appraisal": (a) with respect to the Mortgaged Properties described in Schedule 1.1(a), the most recent appraisal of such Mortgaged Properties reasonably acceptable to the Agents, performed by an appraiser reasonably acceptable to the Agents and delivered to the Agents pursuant to Section 2.3 or 5.2 and (b) with respect to any other parcel of real property becoming a Mortgaged Property after the Spin-Off Date, the appraisal of such Mortgaged Property reasonably acceptable to the Agents, performed by an appraiser reasonably acceptable to the Agents and delivered to the Agents pursuant to Section 2.3; in the case of any appraisal delivered pursuant to the foregoing clauses (a) and (b), the Agents shall be authorized by the relevant appraisers to rely thereon.

                  "Appraised Value": with respect to any Mortgaged Property, at any time, the appraised fair market value of such Mortgaged Property determined in the Appraisal thereof.

                  "Arranger": as defined in the preamble hereto.

                  "Assignee": as defined in Section 10.6(c).

                  "Assignor": as defined in Section 10.6(c).

                  "Attributable Debt": in respect of a sale and leaseback transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended).

                  "AutoNation": as defined in the recitals hereto.

                  "AutoNation Subordinated Debt": Indebtedness of the Borrower to AutoNation pursuant to the AutoNation Support Agreement or the General Motors Letters of Credit Documentation and permitted by Section 7.2(i).

                  "AutoNation Support Agreement": the AutoNation Support Agreement and the related Subordination Agreement to be entered into by the Borrower and AutoNation on the Spin-Off Date, substantially in the forms of such agreements delivered to the Agents on the Closing Date pursuant to Section 5.1, as the same may be amended, supplemented or otherwise modified in accordance with Section 7.9.

                  "Available Foreign Currencies": euro, Canadian Dollar, Swiss Franc, Pound Sterling, Deutsche Mark and any other available and freely-convertible non-Dollar currency selected by the Borrower as the currency in which a Letter of Credit issued hereunder is to be denominated and approved by the Administrative Agent and the Issuing Lender that is requested to issue such Letter of Credit.

                  "Available Revolving Credit Commitment": with respect to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to Section 2.7(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Reference Lender as its prime or base rate in effect at its principal office in Charlotte, North Carolina (the Prime Rate not being intended to be the lowest rate of interest charged by the Reference Lender in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "Base Rate Loans": Loans for which the applicable rate of interest is based upon the Base Rate.

                  "Benefitted Lender": as defined in Section 10.7(a).

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Borrower": as defined in the preamble hereto.

                  "Borrowing Base": as defined in Schedule 1.1(d).

                  "Borrowing Base Certificate": a borrowing base certificate substantially in the form of Exhibit H, as the form of which may be modified from time to time as agreed by the Borrower and the Administrative Agent; Borrowing Base Certificates shall be delivered as required by Section 6.10 and may be delivered by the Borrower at any other time.

                  "Borrowing Date": any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

                  "Borrowing Notice": with respect to any request for borrowing of Loans hereunder, a notice from the Borrower, substantially in the form of, and containing the information prescribed by, Exhibit G, delivered to the Administrative Agent.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person, other than expenditures by such Person for the acquisition of Vehicles with the proceeds of Vehicle Debt.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Cash Collateral Account": as defined in Section 3.9(a).

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or bankers' acceptances having maturities of one year or less from the date of acquisition and overnight bank deposits (or with respect to foreign banks, similar instruments) issued by any Lender or by any commercial bank having combined capital and surplus of not less than $500,000,000 (or the foreign equivalent thereof) and whose long-term debt is rated at the time of the acquisition thereof at least A or the equivalent thereof by Standard & Poor's Ratings Services ("S&P") or at least A or the equivalent thereof by Moody's Investors Service, Inc. ("Moody's") (or the foreign equivalents thereof); (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within one year from the date of acquisition;
         (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 60 days with respect to securities described in clauses (a) and (b); (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause
         (b) of this definition; (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; and (h) Investments with maturities of one year or less made by Excluded Foreign Subsidiaries in accordance with their normal investment practices for cash management, provided that those instruments are rated at least P-2 by Moody's or A-2 by S&P (or, in their absence, an equivalent rating from another nationally recognized securities rating agency).

                  "C/D Assessment Rate": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ' 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Change of Control": the occurrence of any of the following:

                  (a) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any "person" (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"));

                  (b) the adoption of a plan relating to the liquidation or dissolution of the Borrower other than in a transaction permitted under
         Section 7.4;

                  (c) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) becomes the "beneficial owners" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange
         Act), directly or indirectly, of more than (i) 35%, at any time on or prior to the first anniversary of the Closing Date, or (ii) 50% at any time after the first anniversary of the Closing Date, in each case of the total of the Voting Stock of the Borrower (measured by voting power rather than number of shares);

                  (d) the first day on which a majority of the members of the board of directors of the Borrower are not Continuing Directors;

                  (e) the Borrower consolidates with, or merges with or into, any Person, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

                  (f) a Specified Change of Control.

         For avoidance of doubt, the Spin-Off shall not constitute a Change of Control under this Agreement.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 shall have been satisfied, which date shall be not later than July 31, 2000.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Collection Account": the account of the Administrative Agent, account number 322-020565 in the name of the Administrative Agent at The Chase Manhattan Bank in New York, New York, or such other account as the Administrative Agent shall specify.

                  "Commitment Fee Rate": 0.50% per annum; provided, that on and after the first Adjustment Date occurring after the completion of two full fiscal quarters of the Borrower after the Initial Funding Date, the Commitment Fee Rate will be determined pursuant to the Pricing Grid.

                  "Commitments": the collective reference to the Revolving Credit Commitments, the L/C Commitment and the Swing Line Commitments.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Compliance Certificate": a certificate duly executed by a Responsible Officer, substantially in the form of Exhibit A.

                  "Concentration Accounts": as defined in Section 6.11(b).

                  "Concentration Account Agreements": as defined in Section 6.11(c).

                  "Concentration Account Banks": as defined in Section 6.11(c).

                  "Confidential Information Memorandum": the Confidential Information Memorandum (and all appendices thereto) to be furnished to the initial Lenders in connection with the syndication of the Revolving Credit Facility.

                  "Consolidated Adjusted EBITDA": for any period, Consolidated EBITDA for such period, plus, without duplication, the following adjustments (in the manner specified on Schedule 1.1(e)): (a) charges incurred as a result of the implementation of the Borrower's 1999 restructuring plan, (b) non-recurring charges incurred as a result of
         (i) asset impairments in respect of Vehicles and (ii) employee retention payments, (c) estimated operating savings to be realized from the implementation of the Borrower's 1999 restructuring plan assuming such plan were completed as of January 1, 1999, (d) estimated reduction of Consolidated EBITDA for the 1999 fiscal year of the Borrower due to the implementation of the Odyssey computer operating system, (e) increases in operating reserves and non-recurring accruals during the 1999 fiscal year of the Borrower and (f) any other extraordinary charges resulting from the implementation of the Borrower's 1999 restructuring plan.

                  "Consolidated Adjusted Funded Debt": on any date, the sum of
         (a) Consolidated Funded Debt (excluding Vehicle Debt), plus (b) the aggregate outstanding face amount of all Vehicle Letters of Credit on such date.

                  "Consolidated Adjusted Funded Debt Ratio": as at the last day of any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated Adjusted Funded Debt on such day to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such period.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense (excluding any such expense attributable to Vehicle Debt), (d) amortization of intangibles (including, without limitation, goodwill) and organization costs, (e) any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-cash charges, and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (x) interest income (except to the extent deducted in determining Consolidated Interest Expense), (y) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (z) any other non-cash income, all as determined on a consolidated basis; provided, that for purposes of calculating Consolidated EBITDA of the Borrower and its Subsidiaries for any period, (i) the Consolidated EBITDA of any Person acquired by the Borrower or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (A) have been previously provided to the Administrative Agent and the Lenders and (B) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found reasonably acceptable to the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by the Borrower or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period). For purposes of determining the pro forma effect of any acquisitions and Dispositions referred to in clauses (i) and (ii) of the foregoing proviso, Consolidated EBITDA may be determined to give pro forma effect to expense and cost reductions, provided that such calculations are done on a basis that is permitted by Regulation S-X under the Securities Act of 1933, as amended.

                  "Consolidated Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such period, minus 50% of the aggregate amount actually paid by the Borrower and its Subsidiaries in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period.

                  "Consolidated Fixed Charges": for any period, the sum (without duplication) of (a) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period, (b) provision for cash income taxes made by the Borrower or any of its Subsidiaries on a consolidated basis in respect of such period and (c) scheduled payments made during such period on account of principal of Indebtedness (other than Vehicle Debt and the repayment in full of the Excluded Indebtedness) of the Borrower or any of its Subsidiaries.

                  "Consolidated Funded Debt": on any date, the amount of Funded Debt of the Borrower and its Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio": for any period, the ratio of (a) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for such period to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period.

                  "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness (other than Vehicle Debt) of such Person and its Subsidiaries (including, without limitation, all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP), other than any such cash interest expense in respect of fees with respect to the Interim Loan Facility and the Supplemental Credit Facility.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of the Borrower and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

                  "Consolidated Total Debt": at any date, the aggregate principal amount of all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP.

                  "Continuing Directors": the directors of the Borrower on the Spin-Off Date, after giving effect to the Spin-Off and the other transactions contemplated hereby, and each other director of the Borrower, if, in each case, such other director's nomination for election to the board of directors of the Borrower is recommended by at least a majority of the then Continuing Directors.

                  "Continuing Obligations": means all obligations of the Borrower and its Subsidiaries, currently existing or entered into in the future, including reimbursement, indemnification and loan obligations, to AutoNation and any of its subsidiaries, as a result of payments made by AutoNation and any of its subsidiaries under (a) the Credit Agreement, as amended and restated on March 26, 1999, among Republic Industries Autovermietung GmbH, Commerzbank AG, Bremen Branch and the other parties thereto, (b) the Loan Note Instrument, dated October 15, 1997, by Republic Industries (UK) PLC, with respect to Floating Rate Guaranteed Unsecured Loan Notes 2003, (c) the leases, dated as of July 8, 1997, between Value Rent-A-Car, Inc., as tenant, and Mitsubishi Motor Sales of America, Inc., as landlord, (d) the Motor Vehicle Lease Agreement, dated as of July 1997, among Mitsubishi Motor Sales of America, Inc., Value Rent-A-Car, Inc., Alamo Rent-A-Car, Inc., National Car Rental System, Inc., Spirit Rent-A-Car, Inc. and Republic Industries, Inc. and (e) the General Motors Letter of Credit, each as amended through and as in effect on the date of this Agreement.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Control Investment Affiliate": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Credit Card Acknowledgments": as defined in Schedule 1.1(d).

                  "Credit Card Agreements": as defined in Schedule 1.1(d).

                  "Credit Card Issuer": as defined in Schedule 1.1(d).

                  "Credit Card Processor": as defined in Schedule 1.1(d).

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivatives Counterparty": as defined in Section 7.6.

                  "Dilution": as defined in Schedule 1.1(d).

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Distribution Documentation": collectively, (a) the Form 10 Registration Statement, (b) the Separation and Distribution Agreement,
         (c) the Transitional Services Agreement, (d) the Tax Sharing Agreement, and all schedules, exhibits, annexes and amendments thereto and all material side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, as amended, supplemented or otherwise modified from time to time.

                  "Documentation Agent": as defined in the preamble hereto.

                  "Dollars" and "$": lawful currency of the United States.

                  "Domestic Subsidiary": any Subsidiary of the Borrower organized under the laws of the United States, any state thereof or the District of Columbia.

                  "Eligible Accounts": as defined in Schedule 1.1(d).

                  "Eligible Real Property": any parcel of real property owned by the Borrower or any Subsidiary Guarantor (a) which has been determined by the Agents, subject to Section 2.3(b), to be eligible for inclusion in the Borrowing Base and (b) in respect of which the conditions set forth in Section 2.3(d) have been satisfied.

                  "Environmental Laws": any and all laws, rules, orders, regulations, statutes, ordinances, published and legally binding guidelines, codes, decrees, or other legally enforceable requirements (including, without limitation, common law) of any international authority, foreign government, the United States, or any state, local, municipal or other governmental authority, regulating or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                  "Environmental Permits": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period, the rate per annum determined on the basis of the rate for deposits in Dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate screen (rounded upwards, if necessary, to the next one-tenth (1/10) of one (1%) percent) as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate screen (or otherwise on such screen), the "Eurodollar Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                                 Eurodollar Base Rate
                           ---------------------------------
                    1.00 B Eurocurrency Reserve Requirements

                  "Eurodollar Tranche": the collective reference to Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

                  "Event of Default": any of the events specified in Section 8, provided, that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Excess Availability": the amount, determined by the Administrative Agent, calculated at any time, equal to: the lesser of
         (a) the Borrowing Base and (b) the Total Revolving Credit Commitments, minus the amount of all then outstanding and unpaid Obligations.

                  "Excluded Foreign Subsidiaries": any Foreign Subsidiary in respect of which (a) no election has been made by the Borrower to treat such Foreign Subsidiary as a branch for United States tax purposes or
         (b) total net assets of such Foreign Subsidiary (as shown on the most recent balance sheet of such Foreign Subsidiary delivered to the Agents) aggregates an equivalent of $5,000,000 or less. Any Foreign Subsidiary which is owned by another Subsidiary that constitutes an Excluded Foreign Subsidiary pursuant to clause (a) of the foregoing sentence shall be an Excluded Foreign Subsidiary.

                  "Excluded Indebtedness": Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 1.1(f).

                  "Federal Funds Effective Rate": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

                  "Finance Companies": the collective reference to Republic Industries Funding Corp., National Car Rental Financing Corp., National Car Rental Financing LP, Car Temps Financing, LLC, Snappy Fleet Finance Corp., Snappy Funding Corp., Snappy Funding, LP, Alamo Financing, LP, Alamo Financing, LLC, ARG Funding Corporation, ANC Financial Corporation, ANC Financial GP Corporation, Car Temps Financing, LP, Spirit Leasing, Inc. and any of their respective successors and any finance Subsidiary of the Borrower established in the future.

                  "First Union": First Union National Bank.

                  "Foreign Subsidiary": any Subsidiary of the Borrower that is
         (a) not a Domestic Subsidiary or (b) a Domestic Subsidiary whose only asset is the Capital Stock of one or more Foreign Subsidiaries.

                  "Form 10 Registration Statement": the Borrower's Registration Statement on Form 10 (Registration No. 1-15421) as filed with the SEC, as amended through Amendment No. 6 filed with the SEC on May 23, 2000.

                  "FQ1," "FQ2," "FQ3," and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of the Borrower (e.g., FQ2 2000 means the second fiscal quarter of the Borrower's 2000 fiscal year, which fiscal quarter ends June 30, 2000).

                  "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of Indebtedness in this Section.

                  "Funding Office": the office specified from time to time by the Administrative Agent as its funding office by notice to the Borrower and the Lenders.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

                  "General Motors Letter of Credit": the letters of credit, in the aggregate face amounts of $60,000,000, issued by Deutsche Bank and West LB for the benefit of The Bank of New York, as trustee.

                  "General Motors Letter of Credit Documentation": collectively, the General Motors Letter of Credit, the AutoNation Support Agreement, and all schedules, exhibits, annexes and amendments thereto and all material side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case, in form and substance reasonably satisfactory to the Agents as amended, supplemented or otherwise modified from time to time in accordance with
         Section 7.9.

                  "GM": as defined in Schedule 1.1(d).

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Borrower and each Subsidiary Guarantor, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Borrower or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Inactive Subsidiary": each Subsidiary of the Borrower that has total net assets (as shown on the most recent balance sheet of such Subsidiary delivered to the Agents) of $100,000 or less.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money,
         (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Hedge Agreements.

                  "Indemnified Liabilities": as defined in Section 10.5.

                  "Indemnitee": as defined in Section 10.5.

                  "Initial Funding Date": the date on which the conditions precedent set forth in Section 5.2 shall have been satisfied and the initial extensions of credit under this Agreement shall have been made.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Insurance Companies": International Automotive Group Insurance Company, Ltd. and its successors and any other captive insurance Subsidiary of the Borrower established in the future.

                  "Intellectual Property": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercreditor Agreement": the Intercreditor Agreement to be executed by the Administrative Agent and the administrative agent under the Supplemental Credit

         Facility, in form and substance reasonably satisfactory to the Agents, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Interest Payment Date": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurodollar Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period, (d) as to any Eurodollar Loan, the date of any repayment or prepayment made in respect thereof and (e) the date on which the Revolving Credit Commitments shall terminate.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided, that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date; and

                           (iii) any Interest Period that begins on the last
                  Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Interim Facility Loan Agreement": the Amended and Restated Senior Loan Agreement, dated as of June 30, 2000, entered into by the Borrower in connection with the Interim Loan Facility, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Interim Facility Loan Documentation": the Interim Facility Loan Agreement, together with all instruments and other agreements entered into by the Borrower and certain of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.9.

                  "Interim Loan Facility": the $225,000,000 credit facility to be provided to the Borrower pursuant to the Interim Facility Loan Documentation, and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof), including, without limitation, any such refinancing with the issuance of senior notes (which may be sold in a public offering or private placement) or other refinancing, in each case on terms no less favorable to the Loan Parties and the Lenders than the terms under the Interim Facility Loan Agreement.

                  "Investments": as defined in Section 7.8.

                  "Issuing Lender": initially, First Union, and any Lender or other financial institution from time to time designated by the Borrower as an Issuing Lender with the consent of such Lender and the Agents.

                  "L/C Commitment": $150,000,000.

                  "L/C Fee Payment Date": the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

                  "L/C Obligations": at any time, an amount equal to the sum in Dollars (determined, with respect to any obligation denominated in any Available Foreign Currency, at the U.S. Dollar Equivalent of such obligation) of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit, and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5.

                  "L/C Participants": with respect to any Letter of Credit, the collective reference to all the Lenders other than the Issuing Lender that issued such Letter of Credit.

                  "Lehman Entity": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit F, to be executed and delivered by such Lender on the Initial Funding Date as provided in
         Section 10.17.

                  "Lenders": as defined in the preamble hereto.

                  "Letters of Credit": as defined in Section 3.1(a).

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Syndication Letter Agreement, the Applications, the Intercreditor Agreement and the Notes.

                  "Loan Parties": the Borrower and each Subsidiary of the Borrower that is a party to a Loan Document.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agents or the Lenders hereunder or thereunder; (c) the legality, validity, enforceability, perfection or priority of the Liens of the Administrative Agent on the Collateral taken as a whole; (d) the Collateral or the value of the Collateral taken as a whole; or (e) the ability of the Borrower to repay the Obligations or perform its obligations under this Agreement or any of the other Loan Documents.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, whether or not any such substance is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                  "Mortgaged Properties": (a) the real properties listed on
         Schedule 1.1(a), as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to one or more Mortgages and (b) any other parcel of real property owned by the Borrower or any Subsidiary Guarantor which is acceptable to the Agents and as to which the Administrative Agent for the benefit of the Lenders shall be granted a Lien pursuant to a Mortgage.

                  "Mortgages": each of the mortgages and deeds of trust to be made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the

         Lenders, in the form and substance reasonably satisfactory to the Agents, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Non-Excluded Taxes": as defined in Section 2.18(a).

                  "Non-U.S. Lender": as defined in Section 2.18(d).

                  "Note": any promissory note evidencing any Loan.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest, fees and expenses accruing after the maturity of the Loans and Reimbursement Obligations and interest, fees and expenses accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest, fees and expenses is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender or any other counterparty to such Specified Hedge Agreement), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to any Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, that (i) obligations of the Borrower or any Subsidiary under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (ii) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements and (iii) the Administrative Agent shall establish and maintain Reserves in respect of Specified Hedge Agreements in accordance with the procedures set forth in Section 2.3(e).

                  "Other Taxes": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant": as defined in Section 10.6(b).

                  "Payment Office": the office specified from time to time by the Administrative Agent as its payment office by notice to the Borrower and the Lenders.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Permitted Acquisition": as defined in Section 7.8(i).

                  "Permitted Joint Venture": as defined in Section 7.8(k).

                  "Permitted Stock Acquisition": as defined in Section 7.8(j).

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pricing Grid": the pricing grid attached hereto as Annex A.

                  "Pro Forma Balance Sheet": as defined in Section 4.1(a).

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

                  "Reference Lender": First Union, together with its successors and assigns.

                  "Refunded Swing Line Loans": as defined in Section 2.5(b).

                  "Refunding Date": as defined in Section 2.5(c).

                  "Register": as defined in Section 10.6(d).

                  "Regulation H": Regulation H of the Board as in effect from time to time.

                  "Regulation U": Regulation U of the Board as in effect from time to time.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .22, .23, .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. ' 4043.

                  "Required Lenders": at any time, the holders of more than 50% of the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserves": as defined in Schedule 1.1(d).

                  "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

                  "Restricted Payments": as defined in Section 7.6.

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $175,000,000.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": the Revolving Credit Commitments and the extensions of credit made thereunder.

                  "Revolving Credit Loans": as defined in Section 2.1(a).

                  "Revolving Credit Note": as defined in Section 2.6(e).

                  "Revolving Credit Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date": May 31, 2003.

                  "Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "Risk Management Subsidiary": each of Post Retirement Liability Management, Inc., a Florida corporation, and Rental Liability Management, Inc., a Florida corporation.

                  "SEC": the Securities and Exchange Commission (or successors thereto or an analogous Governmental Authority).

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages, any Concentration Account Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Separation and Distribution Agreement": the Separation and Distribution Agreement to be entered into by the Borrower and AutoNation on or before the Spin-Off Date, substantially in the form of such agreement delivered to the Agents on the Closing Date pursuant to
         Section 5.1, as the same may be amended, supplemented or otherwise modified in accordance with Section 7.16.

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise," as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim," and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Change of Control": a "Change of Control," or like event, as defined in any indenture or other agreement pursuant to which any securities are issued to refinance the Interim Facility Loan Agreement.

                  "Specified Hedge Agreement": any Hedge Agreement conforming to the following criteria: (a) the parties to such Hedge Agreement are the Borrower or any of its Subsidiaries, on the one hand, and any Lender or any affiliate thereof, as counterparty, on the other hand; (b) such Hedge Agreement is (i) existing on the date hereof and listed in
         Schedule 1.1(c) or (ii) entered into by the Borrower or any of its Subsidiaries after the date hereof and permitted under Section 7.2; and the Administrative Agent shall have received, in respect of such Hedge Agreement, (i) written notice thereof from the Borrower and (ii) an acknowledgment and consent, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to which (A) the counterparty to such Hedge Agreement and the Loan Party which is a party thereto acknowledge that the Administrative Agent has a security interest in the rights of such Loan Party under such Hedge Agreement,
         (B) such Loan Party and counterparty agree that, upon written notice from the Administrative Agent that an Event of Default has occurred and is continuing, such counterparty will pay all amounts payable by such counterparty under such Hedge Agreement directly to the Administrative Agent and (C) such counterparty shall provide such other undertakings as the Administrative Agent may reasonably request.

                  "Spin-Off": as defined in the recitals hereto.

                  "Spin-Off Date": the date, on or before July 31, 2000, on which the Spin-Off occurs and the conditions set forth in Section 5.2 are satisfied.

                  "Subordinated Notes": (a) the unsecured intercompany promissory notes, in form and substance reasonably satisfactory to the Agents, initially payable by Alamo Rent-A-Car, LLC to the Risk Management Subsidiaries in an aggregate principal amount of approximately $260,000,000, which shall be assumed by ANC Financial, LP in accordance with Section 7.17, the payment of which shall be subordinated to the Obligations and which, in any event, shall not permit (i) any payment of principal thereof prior to the date which is 91 days after repayment in full of all amounts outstanding hereunder and termination of all Commitments and (ii) the payment of interest thereon after the occurrence and during the continuance of an Event of Default and (b) the unsecured intercompany revolving credit agreements, in form and substance reasonably satisfactory to the Agents, between each Risk Management Subsidiary, as borrower, and initially Alamo Rent-A-Car, LLC, as lender, which shall be assigned to ANC Financial, LP in accordance with Section 7.17 and the loans under which shall be subordinated to the Obligations.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                  "Subsidiary Guarantor": each Subsidiary of the Borrower other than any Excluded Foreign Subsidiary, any Inactive Subsidiary, any Finance Company, any Insurance Company and, as of the Initial Funding Date, any Risk Management Subsidiary.

                  "Supplemental Credit Facility": the $40,000,000 credit facility provided to the Borrower pursuant to the Supplemental Credit Facility Documentation, and any refinancings, renewals, or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof).

                  "Supplemental Credit Facility Agreement": the Amended and Restated Credit Agreement, dated as of June 30, 2000, entered into by the Borrower in connection with the Supplemental Credit Facility, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Supplemental Credit Facility Documentation": the Supplemental Credit Facility Agreement, together with all instruments and other agreements entered into by the Borrower and certain of its Subsidiaries in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Supplemental Credit Facility Termination Date": the Revolving Credit Termination Date under and as defined in the Supplemental Credit Facility Agreement.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.4 in an aggregate principal amount at any one time outstanding not to exceed $20,000,000.

                  "Swing Line Lender": Congress Financial Corporation (Florida), in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans": as defined in Section 2.4(a).

                  "Swing Line Note": as defined in Section 2.6(e).

                  "Swing Line Participation Amount": as defined in Section
         2.5(c).

                  "Syndication Date": the date on which the Syndication Agent completes the syndication of the Revolving Credit Facility and the entities selected in such syndication process become parties to this Agreement.

                  "Syndication Letter Agreement": the letter agreement, dated as of May 26, 2000 between the Borrower and the Syndication Agent and the Arranger relating to the syndication of the Revolving Credit Facility.

                  "Tax Refund": as defined in Section 2.18(f).

                  "Tax Sharing Agreement": the Tax Sharing Agreement to be entered into by the Borrower and AutoNation on or before the Spin-Off Date, substantially in the form of such agreement delivered to the Agents on the Closing Date pursuant to Section 5.1, as the same may be amended, supplemented or otherwise modified in accordance with Section 7.16.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Lenders outstanding at such time.

                  "Total Supplemental Extensions of Credit": at any time, the aggregate principal amount of all loans outstanding under the Supplemental Credit Facility at such time.

                  "Transferee": as defined in Section 10.14.

                  "Transitional Services Agreement": the Transitional Services Agreement to be entered into by the Borrower and AutoNation on or before the Spin-Off Date, substantially in the form of such agreement delivered to the Agents on the Closing Date pursuant to Section 5.1, as the same may be amended, supplemented or otherwise modified in accordance with Section 7.16.

                  "Type": as to any Loan, its nature as a Base Rate Loan or a Eurodollar Loan.

                  "United States": the United States of America.

                  "U.S. Dollar Equivalent": on any date with respect to an amount denominated in any currency other than Dollars, the equivalent on such date in Dollars of such amount determined by the Administrative Agent by reference to such publicly-available sources as the Administrative Agent shall reasonably select.

                  "Vehicle": any motor vehicle used by the Borrower and its Subsidiaries in the ordinary course of their motor vehicle rental businesses.

                  "Vehicle Debt": Indebtedness of the Subsidiaries of the Borrower incurred to finance, refinance or lease, directly or indirectly, Vehicles (but only to the extent actually used to finance, refinance or lease Vehicles).

                  "Vehicle Letters of Credit": letters of credit issued for the account of any Subsidiary of the Borrower to ensure the repayment of Vehicle Debt.

                  "Voting Stock": of any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  "Wholly Owned Subsidiary Guarantor": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of the Borrower.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

                  (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to the Borrower and its Subsidiaries not defined in
Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                  (e) All calculations of financial ratios set forth in Section
7.1 and the calculation of the Consolidated Adjusted Funded Debt Ratio for purposes of determining the Applicable Margin shall be calculated to the same number of decimal places as the relevant ratios are expressed in and shall be rounded upward if the number in the decimal place immediately following the last calculated decimal place is five or greater. For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.126, the ratio will be rounded up to 5.13.

                  (f) Unless otherwise specified herein or therein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or modified (subject to any restrictions on such amendments, supplements or modifications contained herein).

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, the Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to the Total Supplemental Extensions of Credit, does not exceed for all Lenders in the aggregate the Total Revolving Credit Commitments; provided, that after giving effect to the making of each Revolving Credit Loan and the immediate application of the proceeds thereof, (i) the Total Revolving Extensions of Credit shall not exceed the Borrowing Base at such time and (ii) the Revolving Extensions of Credit of any Lender shall not exceed the Revolving Credit Commitment of such Lender. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.11; provided, that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.

                  2.2 Procedure for Revolving Credit Borrowing. (a) The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided, that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any Revolving Credit Loans made on the Spin-Off Date shall initially be Base Rate Loans. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided, that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to
Section 2.4. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

                  (b) With respect to any request for Base Rate Loans, in lieu of delivering the above-described Borrowing Notice, the Borrower may give the Administrative Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice, provided, however, that the Administrative Agent shall be entitled to rely on the telephonic notice in making such Revolving Credit Loans. Any Borrowing Notice (or telephonic notice in lieu thereof) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith. The Administrative Agent shall not incur any liability to the Borrower as a result of acting upon any Borrowing Notice, which notice the Administrative Agent believes in good faith to have been given by an officer duly authorized by the Borrower to request Revolving Credit Loans on its behalf or for otherwise acting in good faith, and the crediting of Revolving Credit Loans to a Borrower's deposit account, or transmittal to such Person as the Borrower shall direct, shall conclusively establish the obligations of Borrowers to repay such Revolving Credit Loans as provided herein. Set forth on Schedule
2.2 hereto is the account of the Borrower to which the Administrative Agent is authorized to transfer the proceeds of the Revolving Credit Loans and the names of the officers authorized to request Revolving Credit Loans on behalf of the Borrower. Until the Administrative Agent receives written notice to the contrary, the Administrative Agent shall be entitled to rely conclusively on such officer's authority to request Revolving Credit Loans on behalf of the Borrower, the proceeds of which are to be transferred to any of the accounts specified by the Borrower pursuant to the immediately preceding sentence. The Administrative Agent shall have no duty to verify the identity of any individual representing him or herself as one of the officers authorized by the Borrower to make such requests on its behalf.

                  2.3 Borrowing Base Calculations; Inclusion of Additional Assets in Borrowing Base. (a) Based on the most recent Borrowing Base Certificate delivered by the Borrower to the Administrative Agent and on other information available to the Administrative Agent, the Administrative Agent shall in its good faith credit judgment determine which Accounts and parcels of real property shall be "Eligible Accounts" and "Eligible Real Property," respectively, for purposes of this Agreement. The Administrative Agent may, in its discretion, from time to time, upon not less than five days' prior notice to the Borrower, reduce the advance rate applicable to any category of Eligible Accounts to the extent that the Administrative Agent determines in good faith at any time that either (i) the average of the Dilution with respect to such category of Eligible Accounts calculated based on the Dilution for such category of Eligible Accounts in each of the immediately preceding three consecutive months has increased by three percent (3%) or more from the Dilution for such category calculated in such manner as of March 31, 2000 or (ii) as to such category of Eligible Accounts, the Accounts Receivable Turnover for such category has increased by more than ten percent (10%) from the Accounts Receivable Turnover for such category calculated as of March 31, 2000.

                  (b) If at any time the Borrower wishes to include in the Borrowing Base parcels of real property that are not included in the Borrowing Base at such time, the Borrower will so advise the Administrative Agent, and the Agents in their good faith credit judgment, with the consent of all Lenders, will determine and advise the Borrower whether such assets are eligible for inclusion in the Borrowing Base provided that if (x) the Borrower determines, within 10 days after the Initial Funding Date, to include in the Borrowing Base the Mortgaged Properties located in the State of New York, the inclusion of such Mortgaged Properties in the Borrowing Base shall not require the consent of all of the Lenders or (y)(i) the Borrower has sold a parcel of real property that is included in the calculation of the Borrowing Base and (ii) the proceeds of the parcel sold pursuant to clause (i) are used to purchase another parcel of like property which the Borrower requests to be included in the Borrowing Base, the inclusion of such new parcel in the Borrowing Base shall not require the consent of all of the Lenders and shall be included in the Borrowing Base in the good faith credit judgment of the Agents and subject to the satisfaction of the conditions set forth in Section 2.3(d); and if such assets are so eligible, the Borrower will take or cause to be taken such actions required by this Agreement to cause such parcels of real property to conform to the definition of "Eligible Real Property" in Section 1.1.

                  (c) If at any time the Borrower wishes to include in the Borrowing Base assets owned by the Borrower or any Subsidiary Guarantor (other than Accounts or parcels of real property that are not included in the Borrowing Base at such time), the Borrower will so advise the Agents, and the Agents in their good faith credit judgment, with the consent of all Lenders, will determine and advise the Borrower whether such assets are eligible for inclusion in the Borrowing Base, and if such assets are so eligible, what advance rate will apply thereto and what actions are required to cause such assets to be included in the Borrowing Base (which actions shall in any event include, without limitation, the creation and perfection of a first priority security interest in such assets in favor of the Administrative Agent for the benefit of the Lenders); and if the Borrower completes all such actions, such assets will be included in the Borrowing Base subject to the other terms and conditions of this Agreement. Any assets acquired by the Borrower or any Subsidiary Guarantor after the date hereof pursuant to any merger, Permitted Acquisition or otherwise shall only be included in the Borrowing Base upon compliance by the Borrower with, and subject to the terms of, this Section 2.3(c).

                  (d) With respect to each parcel of real property owned by the Borrower or a Subsidiary Guarantor to be included in the Borrowing Base on the Spin-Off Date, and with respect to each parcel of real property to be included in the Borrowing Base at any time after the Spin-Off Date, the following conditions shall be satisfied as conditions precedent to the inclusion of such parcel in the Borrowing Base:

                      (i) Mortgage. Such parcel shall be subject to a Mortgage duly executed and delivered to the Administrative Agent by the Borrower or Subsidiary Guarantor that is the owner thereof.

                     (ii) Environmental Reports. The Agents shall have received a written environmental assessment or review regarding each such parcel, prepared by an environmental consultant reasonably acceptable to the Agents, in form, scope and substance reasonably satisfactory to the Agents, together with a letter from such environmental consultant permitting the Agents and the Lenders to rely on such environmental assessment or review as if addressed to and prepared for each of them.

                    (iii) Appraisals. The Agents shall have received and shall have been reasonably satisfied with an Appraisal with respect to such parcel.

                     (iv) Title Insurance; Flood Insurance; Title Documents; Property Insurance. (A) The Administrative Agent shall have received in respect of such Mortgaged Property a mortgagee's title insurance policy (or policies) or marked up unconditional binder for such insurance. Each such policy shall (1) be in an amount satisfactory to the Administrative Agent; (2) be issued at ordinary rates; (3) insure that the Mortgage insured thereby creates a valid first Lien on such Mortgaged Property free and clear of all defects and encumbrances, except for Liens permitted under Section 7.3 and disclosed therein; (4) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (5) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70 and 10/17/84) (or equivalent policies); (6) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (7) be issued by Chicago Title Insurance Co. or any other title companies satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Administrative Agent shall have received evidence satisfactory to it that all premiums in respect of each such policy, all charges for mortgage recording tax, and all related expenses, if any, have been paid.

                           (B) If requested by the Administrative Agent, the Administrative Agent shall have received, and the title insurance company issuing the policy referred to in clause (A) above (the "Title Insurance Company") shall have received, maps or plats of an as-built survey of the sites of such Mortgaged Property reasonably acceptable to the Administrative Agent. The Administrative Agent may in its discretion require that all surveys be certified to the Administrative Agent and the Title Insurance Company in a manner satisfactory to them, dated a date satisfactory to the Administrative Agent and the Title Insurance Company by an independent professional licensed land surveyor satisfactory to the Administrative Agent and the Title Insurance Company, and may further request that such maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plats or surveys the following: (1) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (2) the lines of streets abutting the sites and width thereof; (3) all access and other easements appurtenant to the sites; (4) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor;
         (5) any encroachments on any adjoining property by the building structures and improvements on the sites; (6) if the site is described as being on a filed map, a legend relating the survey to said map; and
         (7) the flood zone designations, if any, in which the Mortgaged Properties are located.

                           (C) If requested by the Administrative Agent, the Administrative Agent shall have received, for any Mortgaged Property the improvements (excluding parking lots) of which are located in a flood hazard area, (1) a policy of flood insurance that (x) covers any parcel of improved real property that is encumbered by any Mortgage (y) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Mortgage that is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and with deductibles not exceeding 3% of the value of such real property and (z) has a term ending not later than the maturity of the indebtedness secured by such Mortgage and (2) confirmation that the Borrower has received the notice required pursuant to Section 208.25 of Regulation H.

                           (D) The Administrative Agent shall have received a copy of all recorded documents referred to, or listed as exceptions to title in, the title policy or policies referred to in clause (B) above and a copy of all other material documents affecting the Mortgaged Properties.

                           (E) The Administrative Agent shall have received evidence that an "all risks" insurance policy is in effect with respect to damage or destruction to any improvements on such Mortgaged Property. Any such insurance policy shall (1) name the Administrative Agent as mortgagee, (2) be underwritten by an insurance company reasonably acceptable to the Administrative Agent, (3) provide for coverage in an amount equal to full replacement cost, (4) otherwise be in a form, and cover such risks, and contain such deductibles as are reasonably acceptable to the Administrative Agent, and (5) provide that such policy shall not lapse, be canceled or reduced without at least 30 days' prior written notice to the Administrative Agent.

                           (F) If any Mortgaged Property is damaged or destroyed, and the cost to repair such damage or destruction exceeds $250,000, then the Borrower shall elect either to (a) withdraw such Mortgaged Property from the Borrowing Base, in which event the aggregate principal amount of the Loans outstanding shall be prepaid, if necessary, pursuant to Section 2.10(a) and, upon such prepayment, the Administrative Agent shall release to the Borrower its interest in any insurance proceeds relating to such damage or destruction, or (b) promptly repair such damage or destruction, in which event any applicable insurance proceeds will be paid to the Administrative Agent and disbursed to the Borrower as necessary to pay the costs of repair in accordance with procedures reasonably established by the Administrative Agent. If the Borrower elects to repair, then all such repairs shall be pursued diligently and shall in any event be completed within six months from the date of the damage or destruction. If any Mortgaged Property is damaged or destroyed, and the cost to repair such damage or destruction is $250,000 or less, then such Mortgaged Property shall remain in the Borrowing Base, the Borrower shall repair such damage promptly, but in any event within six months of the date of such damage, and the insurance proceeds shall be released to the Borrower to be used to pay for such repairs.

Notwithstanding the foregoing provisions of this paragraph (d) or Schedule 1.1(d), with respect to each parcel of real property that as of the Initial Funding Date satisfies all of the foregoing requirements of this paragraph (d) other than the delivery to the Administrative Agent of a survey and title insurance with respect to such parcel which is not subject to an exception relating to the lack of such survey, the following shall apply:

                  (1) if on the Initial Funding Date the Administrative Agent has received (i) title insurance with respect to such parcel of real property containing a survey exception and (ii) a site plan or other evidence of the perimeter description of such parcel, but has not received an acceptable survey with respect to such parcel of real property, the amount included in the Borrowing Base for such parcel shall be 25% of the Appraised Value thereof from the Initial Funding Date until the date on which the Administrative Agent shall have received an acceptable survey with respect thereto and acceptable title insurance with respect thereto omitting any survey exception (and from and after such date the amount included in the Borrowing Base for such parcel shall be the amount determined in accordance with Schedule 1.1(d)); provided, that if the Administrative

         Agent has not received, on or before the date which is 60 days after the Initial Funding Date, an acceptable survey with respect to such parcel and acceptable title insurance with respect thereto (which shall in any event omit a survey exception), such parcel shall cease to be included in the Borrowing Base until such survey and title insurance are delivered to the Administrative Agent; and

                  (2) if on the Initial Funding Date the Administrative Agent has not received a survey or title insurance acceptable to the Agents with respect to such parcel of real property, such parcel of real property shall not be included in the Borrowing Base until the date on which the Administrative Agent shall have received an survey and title insurance, in each case acceptable to the Agents (which shall in any event omit all survey exceptions) with respect to such parcel of real property (and from and after such date the amount included in the Borrowing Base for such parcel shall be the amount determined in accordance with Schedule 1.1(d)).

                  (e) Concurrently with delivery by the Borrower to the Administrative Agent of any notice pursuant to the definition of "Specified Hedge Agreement" in Section 1.1 designating any Hedge Agreement as a "Specified Hedge Agreement", and not less frequently than monthly thereafter, the Borrower will deliver to the Administrative Agent a report from the relevant counterparty setting forth the "mark-to-market" value of such Hedge Agreement, determined in accordance with procedures customary in the relevant market. The Administrative Agent will calculate from time to time the net amount of the "mark-to-market" values of all Specified Hedge Agreements on the basis of such counterparty report, and if such net amount is unfavorable to the Borrower (i.e., the Borrower would owe a net amount under all Specified Hedge Agreements if all Specified Hedge Agreements were terminated on such date), the Administrative Agent will establish a Reserve in an amount equal to such net unfavorable amount, and will maintain such Reserve until the next determination by the Administrative Agent pursuant to this paragraph.

                  2.4 Swing Line Commitment. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans ("Swing Line Loans") a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that
(i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, (A) the aggregate amount of the Available Revolving Credit Commitments would be less than zero, (B) the Total Revolving Extensions of Credit would exceed the Borrowing Base or (C) the Total Revolving Extensions of Credit, when added to the Total Supplemental Extensions of Credit, would exceed the Total Revolving Credit Commitments. During the Revolving Credit Commitment Period, the Borrower may use the

Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.

                  2.5 Procedure for Swing Line Borrowing; Refunding of Swing Line Loans. (a) The Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided, the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing with a Borrowing Notice (which telephonic notice must be received by the Swing Line Lender not later than 11:00 A.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Lender to make, and each Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.5(b), one of the events described in
Section 8(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.5(b), each Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.5(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of

Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

                  (d) At any time after the Swing Line Lender has received from any Lender such Lender's Swing Line Participation Amount, after the receipt by the Swing Line Lender of any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due) pursuant to
Section 2.16(d); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Lender's obligation to make the Loans referred to in
Section 2.5(b) and to purchase participating interests pursuant to Section 2.5(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in
Section 5; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  2.6 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender, (i) the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8) and (ii) the then unpaid principal amount of each Swing Line Loan of such Swing Line Lender on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 8). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in
Section 2.13.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, the

Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.6(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will promptly execute and deliver to such Lender a promissory note of the Borrower evidencing any Revolving Credit Loans or Swing Line Loans, as the case may be, of such Lender, substantially in the forms of Exhibit D-1 or D-2, respectively (a "Revolving Credit Note" or "Swing Line Note," respectively), with appropriate insertions as to date and principal amount; provided, that delivery of Notes shall not be a condition precedent to the occurrence of the Spin-Off or the making of Loans, or the issuance of Letters of Credit, on the Spin-Off Date.

                  2.7 Commitment Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

                  (b) The Borrower agrees to pay to the Syndication Agent the fees in the amounts and on the dates previously agreed to in writing by the Borrower and the Syndication Agent.

                  (c) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Borrower and the Administrative Agent.

                  2.8 Termination or Reduction of Revolving Credit Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; provided that no such termination or reduction of Revolving Credit Commitments shall be permitted if (a) other than in connection with the repayment in full of the Obligations and the termination of the Revolving Credit Commitments or with the consent of the Required Lenders, the Revolving Credit Commitments were reduced to an amount below $75,000,000, or (b) after giving effect thereto and to any prepayments of the Revolving Credit Loans and Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect. Any reduction of the Revolving Credit Commitments to an amount less than the amount of the L/C Commitment or the Swing Line Commitment, as the case may be, shall automatically reduce the L/C Commitment or the Swing Line Commitment, as the case may be, in the amount of such deficiency.

                  2.9 Optional Prepayments. The Borrower may, (a) at any time and from time to time prior to the Supplemental Credit Facility Termination Date when the Total Supplemental Extensions of Credit equals zero or (b) at any time and from time to time after the Supplemental Credit Facility Termination Date, prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurodollar Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of such prepayment and whether such prepayment is of Eurodollar Loans or Base Rate Loans; provided, that (i) if a Eurodollar Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.19 and (ii) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Credit Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

                  2.10 Mandatory Prepayments and Commitment Reductions. (a) If, at any time during the Revolving Credit Commitment Period for a period in excess of five consecutive Business Days, the amount of the Total Revolving Extensions of Credit of all Lenders exceeds the lesser of (i) the Borrowing Base and (ii) the Total Revolving Credit Commitments then in effect (whether as a result of the sale of assets included in the Borrowing Base or otherwise), the Borrower shall, without notice or demand, either (A) prepay (including, without limitation, in the case of an Asset Sale (as defined in the Supplemental Credit Facility) in respect of assets included in the Borrowing Base, with the Net Cash Proceeds (as defined in the Supplemental Credit Facility) of such Asset Sale), in accordance with this Section, the Revolving Credit Loans and the Swing Line Loans in an aggregate principal amount equal to such excess, together (except in the case of Revolving Credit Loans which are Base Rate Loans and Swing Line Loans) with interest accrued to the date of such payment or prepayment; provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or cash collateralize such Letters of Credit in the manner described in
Section 3.9 or (B) provide additional assets to be included in the Borrowing Base in accordance with Section 2.3 sufficient to eliminate such excess.

                  (b) Upon the occurrence of a Change of Control, the Borrower shall, without notice or demand, immediately prepay all Revolving Credit Loans and all Swing Line Loans then outstanding, and replace outstanding Letters of Credit and/or cash collateralize such Letters of Credit in the manner described in Section 3.9, whereupon all Revolving Credit Commitments shall be terminated.

                  (c) If, at any time during the Revolving Credit Commitment Period, by reason of a change in currency exchange rates, the aggregate amount of the Total Revolving Extensions of Credit exceeds the Total Revolving Credit Commitments, the Borrower shall, upon learning thereof or upon the request of the Administrative Agent, immediately prepay the Revolving Credit Loans by an amount at least equal to the amount of such excess. For purposes of this paragraph, the Administrative Agent, in cooperation with the relevant Issuing Lenders, will calculate the amount of L/C Obligations outstanding no less frequently than once per calendar month.

                  (d) Any reduction of the Revolving Credit Commitments pursuant to this Section shall be accompanied by prepayment of the Revolving Credit Loans and/or Swing Line Loans to the extent, if any, that the Total Revolving Extensions of Credit exceed the amount of the Total Revolving Credit Commitments as so reduced, provided that if the aggregate principal amount of Revolving Credit Loans and Swing Line Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or cash collateralize such Letters of Credit in the manner described in Section 3.9; and, provided, further, that any prepayment of the Revolving Credit Loans or the Swing Line Loan that are Eurodollar Loans pursuant to this Section shall be made on the last day of the Interest Period with respect thereto in which the relevant prepayment is required.

                  2.11 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), provided that no Base Rate Loan may be converted into a Eurodollar Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the Revolving Credit Termination Date. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the Revolving Credit Termination Date, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  2.12 Minimum Amounts and Maximum Number of Eurodollar Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than six Eurodollar Tranches shall be outstanding at any one time.

                  2.13 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans plus 2%, and
(ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (to the extent not prohibited by law, after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided, that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

                  2.14 Computation of Interest and Fees. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.13(a).

                  2.15 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be continued as Base Rate Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

                  2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Revolving Credit Commitments of the Lenders, shall be made pro rata according to the respective Revolving Credit Percentages of the Lenders.

                  (b) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans then held by the Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit.

                  (c) The application of any mandatory payment of Loans shall be made, first, to Base Rate Loans and, second, to Eurodollar Loans. The application of any optional prepayment of Loans pursuant to Section 2.9 shall be at the direction of the Borrower. Each payment of the Loans (except in the case of Swing Line Loans and Revolving Credit Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such payment on the amount paid.

                  (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Payment Office, in Dollars and in immediately available funds. Any payment made by the Borrower after 2:00 P.M., New York City time, on any Business Day shall be deemed to have been on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received except that in no event shall the Administrative Agent be required to distribute such payments more frequently than one time in any week. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

                  (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans, on demand, from the Borrower.

                  (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

                  2.17 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                        (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.18 and changes in the rate of tax on the overall net income of such Lender);

                       (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                       (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

                  (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.18 Taxes. (a) All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding franchise taxes and taxes imposed on or measured by net income, receipts or capital imposed by reason of any connection between, as applicable, any Agent, any Lender, any Assignee or Participant or other recipient and the relevant taxing jurisdiction, including, without limitation, a connection arising from such Person being or having been a citizen, domiciliary, or resident of such jurisdiction, being organized in such jurisdiction, or having or having had a permanent establishment or fixed place of business therein, but excluding a connection arising solely from such Person having executed, delivered, performed its obligations or received any payment under this Agreement. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this paragraph
(a).

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two duly completed and signed copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, including, where applicable, any such forms required to be provided to certify to such exemption on behalf of such Non-U.S. Lender's beneficial owners or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit E and a Form W-8BEN, or any subsequent versions thereof or successors thereto duly completed and signed by such Non-U.S. Lender (and where applicable, its beneficial owners) claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each

Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Each Lender, Assignee and Participant which is not a Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (and if applicable the assigning or participating Lender) two duly completed and signed copies of United States Internal Revenue Service Form W-9 (or applicable successor form) unless it establishes to the satisfaction of the Borrower that it is otherwise eligible for an exemption from backup withholding tax or other applicable withholding tax. Each such Lender, Assignee and Participant shall deliver to the Borrower and the Administrative Agent and, if applicable, the assigning or participating Lender two further duly completed and signed forms and statements (or successor forms) at or before the time any such form or statement becomes obsolete. Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

                  (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

                  (f) If the Administrative Agent or any Lender receives a refund, or otherwise would have received a refund but for the offset of the amount of such refund against such Lender's Non-Excluded or Other Taxes (a "Tax Refund"), which in the reasonable judgment of such Lender is allocable to Non-Excluded Taxes or Other Taxes paid by the Borrower, it shall promptly pay such Tax Refund, together with any other amounts paid by the Borrower in connection with such Tax Refund, to the Borrower, net of all out-of-pocket expenses of such Lender incurred in obtaining such Tax Refund, provided, however, that the Borrower agrees to promptly return such Tax Refund to the Administrative Agent or the applicable Lender, as the case may be, if it receives notice from the Administrative Agent or applicable Lender that the Administrative Agent or such Lender is required to repay such Tax Refund.

                  2.19 Indemnity. The Borrower agrees to indemnify each Agent and Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment or conversion of Eurodollar Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                  2.20 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Base Rate Loans to Eurodollar Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.19.

                  2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.17, 2.18(a) or 2.20 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.17, 2.18(a) or 2.20.

                          SECTION 3. LETTERS OF CREDIT

                  3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue letters of credit (collectively, the "Letters of Credit") for the account of the Borrower or any Subsidiary thereof on any Business Day during the Revolving Credit

Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the aggregate amount of the Available Revolving Credit Commitments would be less than zero, (iii) the amount of the Total Revolving Extensions of Credit would exceed the Borrowing Base,
(iv) the L/C Obligations in respect of Vehicle Letters of Credit would exceed $100,000,000 or (v) the Total Revolving Extensions of Credit, when added to the Total Supplemental Extensions of Credit, would exceed the Total Revolving Credit Commitments. Each Letter of Credit shall (i) be denominated in Dollars or any Available Foreign Currency (provided that the U.S. Dollar Equivalent of all L/C Obligations denominated in Available Foreign Currency shall not exceed, in the aggregate, $25,000,000) and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). No Letter of Credit shall be issued on or after the date that is thirty days prior to the Revolving Credit Termination Date.

                  (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

                  3.2 Procedure for Issuance of Letter of Credit. (a) The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit for the Borrower's own account or for the account of any Subsidiary of the Borrower (provided that the Borrower will be a co-applicant and a co-obligor with respect to each Letter of Credit issued for the account of any such Subsidiary) by delivering to such Issuing Lender at its address for notices specified herein an Application therefor (with a copy to the Administrative Agent), completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will (x) confirm with the Administrative Agent that the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit on the date of the proposed issuance of Letter of Credit shall be equal to or greater than one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by the Administrative Agent with respect thereto, and (y) if the Excess Availability is equal to or greater than such amount, as confirmed to the relevant Issuing Lender by the Administrative Agent, process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower and Administrative Agent. Each Issuing Lender shall promptly give notice to the

Administrative Agent of the issuance of each Letter of Credit issued by such Issuing Lender (including the amount thereof). Notwithstanding anything to the contrary contained herein, with respect to any Letter of Credit to be issued by First Union, the Borrower shall submit any request for a Letter of Credit to the Administrative Agent, together with an Application therefor, completed in accordance with customary documentation and procedures established by the Administrative Agent and First Union. Subject to the terms and conditions contained herein, upon receipt and approval by the Administrative Agent of an Application for a Letter of Credit to be issued by First Union, duly executed and delivered by the Borrower, the Administrative Agent shall execute such Application as co-applicant with the Borrower and indemnitor of First Union as the issuer of the Letter of Credit subject to such Application and deliver such Application to First Union. All obligations of the Borrower hereunder to First Union as Issuing Lender with respect to any such Letter of Credit shall instead be owed to the Administrative Agent and with respect to such Letters of Credit, the Administrative Agent shall be deemed the Issuing Lender for purposes of this Agreement, except with respect to the fronting fee provided for in Section 3.3(a) hereof and the costs and expenses provided for in Section 3.3(b). The Administrative Agent may, at its option, charge such fees to the loan account of the Borrower maintained by the Administrative Agent.

                  (b) No Issuing Lender will grant any extensions of the maturity of, time of payment for, or time for presentation of, any drafts, acceptances or documents in respect of, or agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of, any of the Letters of Credit or documents, drafts or acceptances thereunder, without the prior consent of Administrative Agent and subject to
Section 3.1(a).

                  3.3 Fees and Other Charges. (a) The Borrower will pay a fee on the aggregate drawable amount of all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Eurodollar Loans under the Revolving Credit Facility, shared ratably among the Lenders in accordance with their respective Revolving Credit Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee in the amounts and on the dates from time to time agreed to in writing by the Borrower and such Issuing Lender.

                  (b) In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

                  3.4 L/C Participations. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's direction an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

                  (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 3.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Revolving Credit Facility. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

                  (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

                  3.5 Reimbursement Obligation of the Borrower. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of (a) such draft so paid and (b) except to the extent excluded from the Borrower's payment obligation under Sections 2.17 and 2.18 any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its direction in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 2.13(b) and (ii) thereafter, Section 2.13(c). Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 8(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.2 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to Section 2.5 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.2 (or, if applicable, Section 2.5), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

                  3.6 Obligations Absolute. (a) The Borrower's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York, shall be binding on the Borrower and shall not result in any liability of such Issuing Lender to the Borrower.

                  (b) The Borrower shall indemnify and hold the Issuing Lenders and the Lenders harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which any Issuing Lender or any Lender may suffer or incur in connection with any Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit. The Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit and for such purposes the drawer or beneficiary shall be deemed the Borrower's agent. The Borrower agrees that no

Issuing Lender or Lender shall be liable for any foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit or any documents, drafts or acceptances thereunder. The Borrower hereby releases and holds each Issuing Lender and Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by the Borrower, by any Issuing Lender or correspondent or otherwise with respect to or relating to any Letter of Credit, except for the gross negligence or wilful misconduct of such Issuing Lender or Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

                  3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, shall be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

                  3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

                  3.9 Cash Collateral. (a) If the Borrower is required to provide cash collateral for any L/C Obligations pursuant to this Agreement and prior to the Revolving Credit Termination Date, the Borrower will pay to the Administrative Agent for the benefit of the Revolving Credit Lenders cash or Cash Equivalents (reasonably acceptable to the Administrative Agent) in an amount equal to the maximum amount then available to be drawn under, plus related fees and expenses payable to the Issuing Lender in respect of, each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by the Administrative Agent in an interest-bearing cash collateral account (the "Cash Collateral Account") designated on the books and records of the Administrative Agent (which may be commingled with other funds) maintained at a bank or financial institution acceptable to the Administrative Agent. The Cash Collateral Account shall be in the name of the Administrative Agent and shall be pledged to, and subject to the sole dominion and control of, the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in a manner satisfactory to the Administrative Agent. The Borrower hereby pledges and grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the L/C Obligations and other Obligations, whether or not then due.

                  (b) If any L/C Obligations, whether or not then due and payable, shall for any reason be outstanding on the Revolving Credit Termination Date, the Borrower shall, as the Administrative Agent shall direct, either (i) provide cash collateral therefor in the manner described in Section 3.9(a), (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such L/C Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to the aggregate maximum amount then available to be drawn under, plus related fees and expenses payable to the Issuing Lender in respect of, the Letters of Credit to which such outstanding L/C Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are be satisfactory to the Administrative Agent in its sole discretion.

                  (c) From time to time after funds are deposited in the Cash Collateral Account by the Borrower, whether before or after the Revolving Credit Termination Date, the Administrative Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall be or shall become due and payable by the Borrower to the Lenders with respect to such L/C Obligations and, upon the satisfaction in full of all L/C Obligations, to any other Obligations of the Borrower then due and payable.

                  (d) Neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all L/C Obligations and the payment of all amounts payable by the Borrower to the Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be promptly paid to the Borrower or as otherwise required by law.

                  3.10 Letters of Credit Denominated in Available Foreign Currencies. Notwithstanding any other provision of this Section 3, in the event that any Letter of Credit is denominated in any Available Foreign Currency, the amount of the Reimbursement Obligation of the Borrower pursuant to Section 3.5 in respect of such Letter of Credit shall bear interest as provided in Section
3.5 with respect to amounts owing in Dollars; provided, that (i) the interest rates on such amounts shall be the rates reasonably determined by the relevant Issuing Lender to be the equivalent rates, in respect of the relevant Available Foreign Currency, as the applicable rates provided in Section 3.5 with respect to amounts denominated in Dollars and (ii) if the Borrower fails to pay any such Reimbursement Obligation required by Section 3.5 on or prior to the second Business Day following the date of the drawing to which such Reimbursement Obligation relates, then, on the third Business Day following such date of drawing, the relevant Issuing Lender, in cooperation with the Administrative Agent, shall determine the U.S. Dollar Equivalent of the amount of such Reimbursement Obligation, and the Borrower's obligation is respect of such Reimbursement Obligation shall be converted to such U.S. Dollar Equivalent, with interest thereon as provided in Section 3.5 (provided, that if the Application in respect of such Letter of Credit provides for conversion of such amount into Dollars on any earlier date or at any other conversion rate, the provisions of such Application shall control with respect to such conversion).

                    SECTION 4. REPRESENTATIONS AND WARRANTIES

                  To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to each Agent and each Lender that:

                  4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at March 31, 2000 (including the notes thereto) (the "Pro Forma Balance Sheet"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the consummation of the Spin-Off, (ii) the Loans to be made and the Letters of Credit to be issued on the Spin-Off Date and the use of proceeds thereof, (iii) the incurrence of the Indebtedness under the Interim Loan Facility and the application of the proceeds thereof on the Spin-Off Date and (iv) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Borrower and its consolidated Subsidiaries as at March 31, 2000, assuming that the events specified in the preceding sentence had actually occurred at such date.

                  (b) The audited consolidated balance sheets of the Borrower as at December 31, 1997, December 31, 1998 and December 31, 1999, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from Arthur Andersen LLP, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The unaudited consolidated balance sheet of the Borrower as at March 31, 2000, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly the consolidated financial condition of the Borrower as at such date, and the consolidated results of its operations and its consolidated cash flows for such period (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). The Borrower and its Subsidiaries do not have any material Guarantee Obligations, contingent liabilities and liabilities for taxes, or any material long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or referred to in the most recent financial statements, including the related schedules and notes thereto, referred to in this paragraph. Except as disclosed in the Form 10 Registration Statement, during the period from December 31, 1999 to and including the date hereof there has been no Disposition by the Borrower of any material part of its business or Property.

                  4.2 No Change. Except as disclosed in the Form 10 Registration Statement, since December 31, 1999 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

                  4.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (other than Inactive Subsidiaries and Foreign Subsidiaries) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization (except, with respect to Subsidiaries of the Borrower only, on or prior to the Closing Date), (b) has the corporate power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification, except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  4.4 Corporate Power; Authorization; Enforceable Obligations. Each Loan Party has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder. Each Loan Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Spin-Off, the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Loan Documents, except (a) consents, authorizations, filings and notices described in Schedule 4.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (b) the filings referred to in Section 4.19. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                  4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the

Security Documents and immaterial Liens). No Requirement of Law or Contractual Obligation applicable to the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  4.6 No Material Litigation. Except as disclosed on Schedule
4.6 or in the Form 10 Registration Statement, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of their respective properties or revenues
(a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

                  4.7 No Default. Except as disclosed in the Form 10 Registration Statement, neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  4.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other Property, and none of such Property is subject to any Lien except as permitted by Section 7.3. Set forth on Schedule 4.8 is all real property owned, leased or operated by the Borrower or any of its Subsidiaries and which are material to the operation of the Borrower and its Subsidiaries.

                  4.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect. No claim that could reasonably be expected to have a Material Adverse Effect has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does the Borrower know of any valid basis for any such claim. To the knowledge of the Borrower, the use of Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person in any material respect.

                  4.10 Taxes. Each of AutoNation (with respect to any years in which the Borrower would be deemed a part of the same consolidated group with AutoNation for purposes of U.S. income taxes), the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any tax, fee or charge, the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of AutoNation, the Borrower or its Subsidiaries, as the case may be); and no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

                  4.12 Labor Matters. There are no strikes or other labor disputes against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, hours worked by and payment made to employees of the Borrower and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any of its Subsidiaries on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

                  4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code except to the extent that the failure to comply could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period, in either case which resulted in a material liability. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a Material Adverse Event, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA that could reasonably be expected to result in a Material Adverse Effect if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Borrower, no such Multiemployer Plan is in Reorganization or Insolvent which Reorganization or Insolvency could reasonably be expected to result in a Material Adverse Effect.

                  4.14 Investment Company Act; Other Regulations. No Loan Party is an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) which limits its ability to incur Indebtedness.

                  4.15 Subsidiaries. The Subsidiaries listed on Schedule 4.15 constitute all the Subsidiaries of the Borrower at the date hereof. Schedule
4.15 sets forth as of the Closing Date the name and jurisdiction of incorporation of each Subsidiary and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party.

                  4.16 Use of Proceeds. The proceeds of the Revolving Credit Loans and the Swing Line Loans, and the Letters of Credit, shall be used for working capital and general corporate purposes and to repay amounts outstanding in respect of the Supplemental Credit Facility to the extent required thereunder.

                  4.17 Environmental Matters. Other than exceptions to any of the following that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

                  (a) the Borrower and its Subsidiaries: (i) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (ii) hold all Environmental Permits (each of which is in full force and effect) required to be held by any of them for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (iii) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; and (iv) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense.

                  (b) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by the Borrower or any of its Subsidiaries, or at any other location (including, without limitation, any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal) which could reasonably be expected to (i) give rise to liability of the Borrower or any of its Subsidiaries under any applicable Environmental Law or otherwise result in costs to the Borrower or any of its Subsidiaries, or (ii) interfere with the Borrower's or any of its Subsidiaries' continued operations, or (iii) impair the fair saleable value of any real property owned or leased by the Borrower or any of its Subsidiaries.

                  (c) There is no judicial, administrative, or arbitral proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law to which the Borrower or any of its Subsidiaries is, or to the knowledge of the Borrower or any of its Subsidiaries will be, named as a party that is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any written request for information, or been notified that it is a potentially responsible party under or relating to the federal Comprehensive Environmental Response, Compensation, and Liability Act or any similar Environmental Law, or with respect to any Materials of Environmental Concern.

                  (e) Neither the Borrower nor any of its Subsidiaries has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.

                  (f) Neither the Borrower nor any of its Subsidiaries has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law or with respect to any Material of Environmental Concern.

                  4.18 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Loan Document, the Confidential Information Memorandum, the Form 10 Registration Statement or any other document, certificate or statement furnished to the Administrative Agent or the Lenders or any of them, by or on behalf of any Loan Party for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum, in the Form 10 Registration Statement or in any other documents, certificates and statements furnished to the Agents and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents, including, without limitation, any notice delivered pursuant to
Section 6.7.

                  4.19 Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement for which security interests may be perfected by a filing, when financing statements or other relevant filing documents in appropriate form are filed in the offices specified on Schedule 4.19(a)-1 (which financing statements or other relevant filing documents shall have been duly completed and executed and delivered to the Administrative Agent on or before the Initial Funding Date) the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 7.3). Other than those that relate to the Vehicle Debt and to the Supplemental Credit Facility and as described in Section 7.3(m), Schedule 4.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Closing Date. Schedule 4.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and
(ii) will be terminated in accordance with Section 7.18(b) or with respect to which the Borrower will comply with Section 7.18(c); and in accordance with Sections 7.18(b) and (c), the Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 4.19(a)-3.

                  (b) Each of the Mortgages executed and delivered on the Initial Funding Date is, and each Mortgage executed and delivered after the Initial Funding will be, effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and when the Mortgages are filed in the offices specified on Schedule 4.19(b) (in the case of the Mortgages to be executed and delivered on or prior to the Spin-Off Date) or in the recording office designated by the Borrower (in the case of any Mortgage to be executed and delivered after the Spin-Off Date), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted by the relevant Mortgage).

                  4.20 Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are and after giving effect to the Spin-Off and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                  4.21 Regulation H. No Mortgage encumbers improved real property which is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (except any Mortgaged Properties as to which such flood insurance as required by Regulation H has been obtained and is in full force and effect as required by this Agreement).

                  4.22 Customer and Trade Relations. As of the Closing Date, there exists no actual or, to the knowledge of the Borrower, threatened termination or cancellation of, or any material adverse modification or change in the business relationship of the Borrower with GM.

                  4.23 Credit Card Agreements. Set forth in Schedule 1.1(b) is a correct and complete list of all of the Credit Card Agreements and all other agreements, documents and instruments existing as of the date hereof between or among a Loan Party, the Credit Card Issuers, the Credit Card Processors and any of their Affiliates. The Credit Card Agreements constitute all of such agreements necessary for a Loan Party to operate their respective businesses as presently conducted with respect to credit cards and debit cards and no Accounts of the Loan Parties arise from leases by customers with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom such Loan Parties has entered into one of the Credit Card Agreements set forth on
Schedule 1.1(b) or with whom such Loan Parties have entered into a Credit Card Agreement. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of the Loan Parties party thereto, enforceable in accordance with their respective terms and are in full force and effect, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred which default or event of default would permit the Credit Card Issuer or Credit Card Processor party to such Credit Card Agreement to cease or suspend payments to a Loan Party or would adversely affect the ability of a Loan Party to collect any such payments thereunder. Each Loan Party has complied with all of the terms and conditions of the Credit Card Agreements to which it is a party to the extent necessary for such Loan Party to be entitled to receive all payments thereunder, except where the failure to so comply would not permit the Credit Card Issuer or Credit Card Processor party to such Credit Card Agreement to cease or suspend payments to such Loan Party and would not adversely affect the ability of such Loan Party to collect any such payments thereunder. The Loan Parties have delivered, or caused to be delivered to the Administrative Agent, true, correct and complete copies of all of the Credit Card Agreements.

                        SECTION 5. CONDITIONS PRECEDENT.

                  5.1 Conditions to Closing Date. The Closing Date shall be the date on which the following conditions precedent shall have been fulfilled or waived pursuant to this Agreement, as shall be evidenced by a written acknowledgment of the Agents, which Closing Date occurred on May 26, 2000:

                  (a) Loan Documents. The Agents shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, (ii) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower and (iii) an Assignment and Acceptance, executed and delivered by Lehman Commercial Paper Inc., as assignor, and Congress Financial Corporation (Florida), as assignee, and duly executed by each other party thereto.

                  (b) Pro Forma Balance Sheet; Financial Statements. The Agents shall have received (i) the Pro Forma Balance Sheet and (ii) audited and unaudited consolidated financial statements of the Borrower described in Section 4.1(b); and such financial statements shall not, in the reasonable judgment of the Agents, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections delivered to the Agents prior to the date hereof. Without limiting the foregoing, the Agents shall have received audited and unaudited (which have been reviewed by the independent accountants for the Borrower as provided in Statement on Auditing Standards No. 71) financial statements of the Borrower (including pro forma financial statements) meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended, and all such financial statements shall be reasonably satisfactory to the Agents; such financial statements shall in any event include the unaudited financial statements of the Borrower for the fiscal quarter ending March 31, 2000 and for the month ending March 31, 2000, and such financial statements shall show Consolidated EBITDA of the Borrower for the fiscal month ending March 31, 2000 of not less than $11,700,000 and Consolidated Adjusted EBITDA for such month of not less than $13,000,000.

                  (c) Related Agreements and Documents. The Agents shall have received (in a form reasonably satisfactory to the Agents), true and correct copies, certified as to authenticity by the Borrower, of (i) forms of the Distribution Documentation to be executed and delivered on or before the Spin-Off Date, (ii) the substantially final form of the Interim Facility Loan Documentation, (iii) the forms of the AutoNation Support Agreement, (iv) the Supplemental Credit Facility Agreement, duly executed by an authorized officer of each party thereto and (v) existing forms of the General Motors Letter of Credit Documentation.

                  (d) Fees. The Lenders and the Agents shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date.

                  (e) Business Plan. The Agents shall have received a business plan for fiscal years 2000-2004 and a satisfactory written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through the Revolving Credit Termination Date (including in any event quarterly projections through the last quarter of fiscal year 2001), all in form and substance satisfactory to the Lenders.

                  5.2 Conditions to Initial Extension of Credit. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder (which shall not occur prior to June 30, 2000) is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Spin-Off Date, of the following conditions precedent:

                  (a) Closing Date. The Closing Date shall have occurred.

                  (b) Consummation of Spin-Off. Either (i) the Spin-Off shall have been consummated substantially in accordance with the description thereof set forth in the Form 10 Registration Statement, and the Agents shall have received such evidence thereof as they shall reasonably request or (ii) the Spin-Off shall be scheduled to occur on the Initial Funding Date and the Agents shall have received (A) a certificate, in form and substance reasonably satisfactory to the Agents, executed by a responsible officer of AutoNation certifying that (1) all of the conditions to effectiveness of the Spin-Off pursuant to the Distribution Documentation have been satisfied (except for the distribution of shares of common stock of the Borrower to the shareholders of AutoNation) and (2) AutoNation has given instructions to the Distribution Agent (under and as defined in the Distribution Documentation) to distribute the shares of common stock of the Borrower to the shareholders of AutoNation and (B) a guarantee, in form and substance reasonably satisfactory to the Agents, executed by AutoNation to guarantee the Obligations, such guarantee to become effective only if the Spin-Off does not occur on the Initial Funding Date.

                  (c) Shareholders' Equity After giving effect to the consummation of the Spin-Off, the shareholders' equity of the Borrower, determined in accordance with GAAP, shall be not less than $851,000,000, and the Agents shall have received evidence thereof in the form of a certificate to such effect, in form and substance reasonably satisfactory to the Agents, executed by the Treasurer of the Borrower and the Chief Financial Officer of AutoNation.

                  (d) [INTENTIONALLY OMITTED]

                  (e) Capital Structure. After giving effect to the Spin-Off, the incurrence of the Indebtedness under each of the Interim Loan Facility and the Supplemental Credit Facility and the application of the proceeds thereof and the incurrence of any Indebtedness under this Agreement on the Spin-Off Date, the capital structure of the Borrower and its Subsidiaries shall be substantially as reflected in the Pro Forma Balance

         Sheet (except for changes in the amount of Vehicle Debt and except that the shareholders' equity of the Borrower need not exceed $851,000,000).

                  (f) Related Agreements. The Agents shall have received, true and correct copies, certified as to authenticity by the Borrower, of
         (i) the Distribution Documentation and the AutoNation Support Agreement, and the Distribution Documentation and the AutoNation Support Agreement shall not be different in any material respect from the forms thereof delivered to the Agents on the Closing Date pursuant to Section 5.1(c), (ii) the Interim Facility Loan Documentation, which shall not be different in any material respect from the form thereof delivered to the Agents on the Closing Date pursuant to Section 5.1(c),
         (iii) the General Motors Letter of Credit Documentation, which shall not be different in any material respect from the forms thereof delivered to the Agents on the Closing Date pursuant to Section 5.1(c),
         (iv) the Supplemental Credit Facility Documentation, in form and substance reasonably satisfactory to the Agents and (v) such other documents or instruments as may be reasonably requested by the Agents.

                  (g) Liquidity Facility. The Agents shall be satisfied that the Borrower has obtained a commercial paper liquidity facility in an aggregate principal amount of at least $1,095,000,000, on terms equivalent to those which existed as of March 31, 2000, or in such other amount and subject to such other terms as shall be acceptable to the Agents.

                  (h) Fees. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Spin-Off Date. All such amounts, to the extent not otherwise paid, will be paid with proceeds of Loans made on the Spin-Off Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Spin-Off Date.

                  (i) Sufficiency of Working Capital. The Lenders shall be satisfied with the sufficiency of amounts available under this Agreement and the Supplemental Credit Facility Documentation to meet the ongoing working capital needs of the Borrower from the date of the Spin-Off through the Revolving Credit Termination Date.

                  (j) Loan Documents. The Agents shall have received (i) a Mortgage covering each of the Mortgaged Properties which the Borrower wishes to include in the Borrowing Base on the Initial Funding Date, executed and delivered by a duly authorized officer of each party thereto, (ii) the Intercreditor Agreement, executed and delivered by a duly authorized officer of each party thereto, (iii) the Concentration Account Agreements, executed and delivered by a duly authorized officer of each party thereto, (iv) the Guarantee and Collateral Agreement, executed and delivered by a duly authorized officer of the Borrower and each Subsidiary Guarantor and (v) a Lender Addendum executed and delivered by each Lender and accepted by the Borrower and the Administrative Agent.

                  (k) Approvals. All governmental and third party approvals necessary in connection with the Spin-Off, the continuing operations of the Borrower and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect.

                  (l) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                                 (i) the legal opinion of Fried, Frank, Harris,
                  Shriver & Jacobson, special counsel to the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agents;

                                (ii) the legal opinion of the general counsel of
                  the Borrower and its Subsidiaries, in form and substance reasonably satisfactory to the Agents;

                               (iii) the legal opinion of local counsel in each
                  of Florida, Ohio and of such other special and local counsel as may be required by the Administrative Agent in respect of Mortgaged Properties or perfection matters outside the United States; and

                                (iv) the legal opinion of counsel to AutoNation,
                  in form and substance reasonably satisfactory to the Agents, as to matters relating to the AutoNation Support Agreement and the guarantee delivered pursuant to Section 5.2(b)(ii)(B).

         Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Agents may reasonably require.

                  (m) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes. The Administrative Agent shall have received (i) the certificates representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

                  (n) Filings, Registrations and Recordings. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Guarantee and Collateral Agreement or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent and be in proper form for filing, registration or recordation.

                  (o) Collateral Update. The Administrative Agent shall have completed a field review of the existing records and such other information with respect to the Collateral as the Administrative Agent may require to determine the amount of Revolving Credit Loans available to the Borrower (including, without limitation, current roll-forwards of Accounts through a date not more than three Business Days prior to the Initial Funding Date (or such earlier date which is acceptable to the Administrative Agent), together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable the Administrative Agent to accurately identify and verify the Collateral), the results of which in each case shall be reasonably satisfactory to the Administrative Agent, not more than three Business Days prior to the Initial Funding Date.

                  (p) Third Party Agreements. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, all consents, waivers, acknowledgments and other agreements from third persons which the Administrative Agent may deem necessary or desirable in order to permit, protect and perfect its Liens on the Collateral of or to effectuate the provisions or purposes of this Agreement, including without limitation, Credit Card Acknowledgments and collateral access agreements by lessors, mortgagees and warehousemen.

                  (q) Solvency Analysis. If determined by the Syndication Agent to be advisable for use in connection with the syndication of the Revolving Credit Facility, the Lenders shall have received a solvency certificate and analysis from the chief financial officer of the Borrower which shall document the solvency of the Borrower and its Subsidiaries after giving effect to the Spin-Off and the other transactions contemplated hereby, all in form and substance satisfactory to the Agents.

                  (r) Accounts Field Examination. The Lenders shall have received copies of a field examination, prepared by or on behalf of the Administrative Agent, of the Accounts of the Borrower and the Subsidiary Guarantors, together with a letter addressed to the Lenders entitling each of the Lenders to rely thereon.

                  (s) Appraisal. The Appraisal in respect of the Mortgaged Properties listed in Schedule 1.1(a) shall have been completed and the Lenders shall have received copies thereof, together with a letter addressed to the Lenders entitling each of the Lenders to rely thereon.

                  (t) Lien Searches. The Agents shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Liens permitted by Section 7.3.

                  (u) Environmental Matters. The Agents shall have received, with a copy for each Lender, a written environmental assessment or review regarding each of the parcels of real property to constitute Mortgaged Properties on the Spin-Off Date, prepared by Environ Corporation or other environmental consultants reasonably acceptable to the Agents, in form, scope, and substance reasonably satisfactory to the Agents, together with a letter from the relevant consultant permitting the Agents and the Lenders to rely on such environmental assessment or review as if addressed to and prepared for each of them; and the Agents shall be reasonably satisfied with the environmental affairs of the Borrower and it Subsidiaries generally.

                  (v) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Initial Funding Date, substantially in the form of Exhibit B, with appropriate insertions and attachments.

                  (w) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (x) Subordinated Notes. The Agents shall have received true and correct copies of the Subordinated Notes executed by the obligor thereunder, certified as to authenticity by a Responsible Officer.

                  (y) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, in form and substance satisfactory to the Administrative Agent, which shall reflect sufficient availability under the Borrowing Base for the extensions of credit requested on the Initial Funding Date.

                  5.3 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except when such representation or warranty relates to a specific date, in which case, it shall be true and correct in all material respects as of such date).

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this
Section 5.3 have been satisfied.

                        SECTION 6. AFFIRMATIVE COVENANTS.

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall, and shall cause each of its Subsidiaries to:

                  6.1 Financial Statements. Furnish to each Agent (with copies for each Lender):

                  (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing; provided that the delivery of the Borrower's annual report on Form 10-K shall satisfy the requirements of this Section 6.1(a).

                  (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided that the delivery of the Borrower's quarterly report on Form 10-Q shall satisfy the requirements of this Section 6.1(b); and

                  (c) while an Event of Default shall have occurred and be continuing, as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Borrower (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments) until such time as such Event of Default shall no longer be continuing;

all such financial statements to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                  6.2 Certificates; Other Information. Furnish to each Agent (with copies for each Lender), or, in the case of clause (f), to the relevant
Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1, (i) a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) in the case of quarterly or annual financial statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Borrower and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the fiscal quarter or fiscal year of the Borrower, as the case may be,
         (y) to the extent not previously disclosed to the Administrative Agent, a listing of any county or state within the United States where any Loan Party keeps inventory or equipment and of any Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date) and (z) any UCC financing statements or other filings specified in such Compliance Certificate as being required to be delivered therewith;

                  (c) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the AutoNation Support Agreement, the Interim Facility

         Loan Documentation, the Supplemental Credit Facility Documentation or the General Motors Letter of Credit Documentation;

                  (d) within five days after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC;

                  (e) as soon as possible and in any event within five days of obtaining knowledge thereof, any notice that any governmental authority may deny any application for a material Environmental Permit sought by, or revoke or refuse to renew any material Environmental Permit held by, the Borrower; and

                  (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                  6.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature (including without limitation, the payment when due of all real estate taxes, assessments and other charges against any Mortgaged Property), except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  6.4 Conduct of Business and Maintenance of Existence, etc.
(a) (i) Preserve, renew and keep in full force and effect its corporate, limited liability company or partnership existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in each case, as otherwise permitted by
Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (b) comply with all Contractual Obligations and Requirements of Law (including without limitation, Requirements of Law applicable to the Mortgaged Properties), except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  6.5 Maintenance of Property; Insurance. (a) Keep all Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted and (b) maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

                  6.6 Inspection of Property; Books and Records; Discussions.
(a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (b) permit representatives of any Lender (at the expense of such Lender unless an Event of Default has occurred and is continuing, in which case, at the expense of the Borrower) to visit and inspect any of its properties and examine and make abstracts from any of its books and records, and perform collateral audits, at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants (subject to the confidentiality provisions contained in Section 10.14).

                  6.7 Notices. Promptly give notice to the Agents of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any material Contractual Obligation of the Borrower or any of its Subsidiaries or
         (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof:
         (i) the occurrence of any Reportable Event with respect to any Single Employer Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, Reorganization or Insolvency of, any Plan that, in either case could reasonably be expected to result in liability in excess of $5,000,000; and

                  (e) any development or event that has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  6.8 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable

Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits.

                  (b) Conduct and complete in all material respects all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  6.9 Additional Collateral, etc. (a) With respect to any Property acquired after the Closing Date by any Loan Party, including any entity that becomes a Loan Party hereafter pursuant to Section 6.9(c), (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section and (y) any Property subject to a Lien expressly permitted by Section 7.3(g) or (h)) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent.

                  (b) With respect to any fee interest in any real property having a value (together with improvements thereof) of at least $1,000,000 acquired after the Closing Date by any Loan Party, including any entity that becomes a Loan Party hereafter pursuant to Section 6.9(c), (other than any such real property subject to a Lien expressly permitted by Section 7.3(g)), promptly
(i) execute and deliver a first priority Mortgage in favor of the Administrative Agent, for the benefit of the Lenders, covering such real property, (ii) if requested by the Administrative Agent, provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary, an Insurance Company, a Finance Company or an Inactive Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include (x) any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Inactive Subsidiary and (y) any Risk Management Subsidiary that becomes a Wholly Owned Subsidiary of the

Borrower), by the Borrower or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent, and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary created or acquired after the Closing Date by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in the Capital Stock of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  6.10 Borrowing Base Certificate. In the case of the Borrower, deliver or cause to be delivered, at the Borrower's expense, the following:

                  (a) To the Administrative Agent the following documents in a form satisfactory to the Administrative Agent:

                           (i) on a weekly basis or more frequently as the Administrative Agent may request, a Borrowing Base Certificate (which, upon the request of any Lender, the

         Administrative Agent shall promptly deliver to such Lender), accompanied by such supporting detail and documentation as is contemplated by the Borrowing Base Certificate and/or shall be requested by the Administrative Agent in its reasonable discretion, provided that at any time that no Default or Event of Default shall exist or have occurred and be continuing the Borrower shall only be required to provide the Administrative Agent with such schedules once each month and in no event later than ten days after the end of each such month (in a form and detail satisfactory to the Administrative Agent);

                           (ii) on a monthly basis and in no event later than fifteen days after the end of each such month or more frequently as the Administrative Agent may in good faith request, (A) agings of Accounts (including the status of payments to owners and lessors of the leased premises of the Borrower and warehouses and processors used by Borrowers) and (B) agings of Accounts (together with a reconciliation to the previous month's aging and to its general ledger);

                           (iii) upon the Administrative Agent's request in good faith, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, and (B) a statement of the outstanding loans and payments made, and Accounts owing to, Affiliates as of the last day of the immediately preceding month.

                  (b) Upon the request of the Administrative Agent or any Lender, at the Borrower's expense, (i) no more than once in any twelve month period commencing on the first anniversary of the Closing Date, deliver, or cause to be delivered, to the Administrative Agent written reports or appraisals of such Mortgaged Properties as the Administrative Agent may specify as in the aggregate have Appraised Values of up to twenty-five (25%) percent of the then existing aggregate Appraised Values of all of the Mortgaged Properties, so long as no Default or Event of Default shall have occurred and be continuing, provided, that, if such written appraisals reflect a decline of over twenty (20%) percent in the aggregate amount of the Appraised Values thereof from the total Appraised Values for such Mortgaged Properties subject to such appraisal as set forth in the appraisals received by the Administrative Agent prior to the date hereof, then the Administrative Agent may request updated appraisals in respect of all other Mortgaged Properties and (ii) deliver, or cause to be delivered, to the Administrative Agent written appraisals as to any or all of the Mortgaged Properties as the Administrative Agent may request on or after a Default or Event of Default; in each case as to clauses (i) or (ii) above, such written report or updated appraisal to be in form, scope and methodology, and by an appraiser acceptable to the Administrative Agent which shall be addressed to the Administrative Agent and upon which the Administrative Agent is expressly permitted to rely; and

                  (c) To the Administrative Agent such other reports, statements and reconciliations with respect to the Borrowing Base or the Collateral as the Administrative Agent shall from time to time request in its reasonable discretion.

                  6.11 Cash Management Systems. (a) Identify on Schedule 6.11 all of the banks or other financial institutions with which the Borrower and the Subsidiary Guarantors have material investment accounts, material securities accounts, material collection accounts and principal disbursement accounts as of the date hereof and each of the deposit accounts at such banks to a location of the Borrower or the applicable Subsidiary Guarantor or the nature of the use of such investment account, securities account or deposit account by the Borrower or the applicable Subsidiary Guarantor.

                  (b) Deposit all proceeds of any Accounts or other Collateral in every form, including, without limitation, cash, checks, credit card sales drafts, credit card sales or charge slips or receipts and other forms of daily receipts, from each location of the Borrower and the Subsidiary Guarantors on each Business Day into the deposit accounts of the Borrower or the applicable Subsidiary Guarantor used solely for such purpose and identified to such location as set forth on Schedule 6.11 or such other deposit accounts as are established by the Borrower or the applicable Subsidiary Guarantor to be used for a location after the date hereof in accordance with Section 6.11(d). All such funds deposited into the separate deposit accounts shall be sent by wire transfer each Business Day to the Concentration Accounts as provided in Section 6.11(c). The Borrower and the Subsidiary Guarantors shall irrevocably authorize and direct each of the banks into which proceeds of any Accounts or other Collateral from each location of the Borrower or the applicable Subsidiary Guarantor are at any time deposited as provided above to send all funds deposited in such account by wire transfer each Business Day to concentration accounts designated by the Borrower and reasonably acceptable to the Administrative Agent (the "Concentration Accounts"). Such authorization and direction shall not be rescinded, revoked or modified without the prior written consent of the Administrative Agent. Notwithstanding the foregoing, the Borrower and the Subsidiary Guarantors shall be permitted to retain cash at each location of the Borrower and the Subsidiary Guarantors (or at the respective deposit accounts used for such locations as set forth on Schedule 6.11 or established after the date hereof in accordance with Section 6.11(d)) in such amounts as are necessary for the day-to-day operation of such locations consistent with prior practices in respect of each such store.

                  (c) Establish and maintain, at its expense, the Concentration Accounts. The Borrower shall cause all amounts payable to the Borrower and its Subsidiaries from Credit Card Issuers and Credit Card Processors to be deposited in the Concentration Accounts on each Business Day and all amounts on deposit in its deposit accounts used by each location to be sent as provided in Section 6.11(b) on each Business Day to the Concentration Accounts. On or prior to the Initial Funding Date, Bank of America, N.A., or any other banks reasonably acceptable to the Administrative Agent at which a Concentration Account is at any time established (the "Concentration Account Banks"), shall enter into blocked account or other agreements, in form and substance satisfactory to the Administrative Agent (the "Concentration Account Agreements"), providing that after the Initial Funding Date all items received or deposited in such of the Concentration Accounts are subject to the Lien of the Administrative Agent for itself and the ratable benefit of the Secured Parties, the items received for deposit therein, or the funds from time to time on deposit therein and that upon the request of the Administrative Agent upon the occurrence and continuance of an Event of Default (which request shall state that an Event of

Default under this Agreement has occurred and is continuing), the Concentration Account Banks will wire, or otherwise transfer, in immediately available funds, on each Business Day all funds received or deposited into such of the Concentration Accounts to the Collection Account or such other bank account of the Administrative Agent as the Administrative Agent may from time to time designate for such purpose. The Administrative Agent may instruct the Concentration Account Banks to transfer all funds received or deposited into the Concentration Accounts to the Collection Account at any time that a Default or Event of Default shall exist or have occurred and be continuing. The Borrower agrees that all amounts deposited in the Concentration Accounts or other funds received and collected by the Administrative Agent or any Lender shall be subject to the Lien of the Administrative Agent for itself and the ratable benefit of the Secured Parties.

                  (d) With respect to the Concentration Accounts or the deposit accounts of each of the Borrower and the Subsidiary Guarantors set forth on
Schedule 6.11 or established after the date hereof in accordance with this
Section 6.11(d):

                                 (i) (A) add or replace any bank at which such
                  accounts are located only if the Borrower or the applicable Subsidiary Guarantor complies with Section 6.11(b) with respect to the funds on deposit in such additional or replacement account or (B) replace the Concentration Account Banks only if (1) the Administrative Agent shall have consented in writing in advance to any such replacement and
                  (2) prior to the time of any such addition or replacement, the Borrower and the additional or replacement bank shall have executed and delivered to the Administrative Agent a replacement Concentration Account Agreement with respect to such replacement Concentration Account Bank; and

                                (ii) close any accounts of the Borrower or any
                  Subsidiary Guarantor (other than any Concentration Account) with prompt notice of such closing to the Administrative Agent.

                  6.12 Further Assurances. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from the Borrower or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

                         SECTION 7. NEGATIVE COVENANTS.

                  The Borrower hereby agrees that, so long as the Revolving Credit Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, the Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                  7.1  Financial Condition Covenants.

                  (a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                                  Consolidated
                           Fiscal Quarter                    Interest Coverage Ratio
                           --------------                    -----------------------
                              FQ3 2000                              2.50:1.00

                              FQ4 2000                              3.00:1.00

                              FQ1 2001                              3.00:1.00

                  FQ2 2001 and each fiscal quarter                  3.25:1.00
                             thereafter

                  (b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                               Consolidated Fixed
                           Fiscal Quarter                     Charge Coverage Ratio
                           --------------                     ---------------------
                              FQ3 2000                              1.10:1.00

                              FQ4 2000                              1.10:1.00

                  FQ1 2001 and each fiscal quarter                  1.15:1.00
                             thereafter

                  (c) Consolidated Adjusted Funded Debt Ratio. Permit the Consolidated Adjusted Funded Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                              Consolidated Adjusted
                           Fiscal Quarter                       Funded Debt Ratio
                           --------------                       -----------------
                              FQ3 2000                              3.75:1.00

                              FQ4 2000                              3.50:1.00

                              FQ1 2001                              3.50:1.00

                              FQ2 2001                              3.25:1.00

                              FQ3 2001                              3.25:1.00

                              FQ4 2001                              3.25:1.00

                              FQ1 2002                              3.25:1.00

                              FQ2 2002                              3.25:1.00

                              FQ3 2002                              3.25:1.00

                              FQ4 2002                              3.25:1.00

                              FQ1 2003                              3.25:1.00

                  FQ2 2003 and each fiscal quarter                  3.00:1.00
                             thereafter

                  7.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of any Loan Party pursuant to any Loan Document;

                  (b) Indebtedness (i) of any Loan Party to any other Loan Party, (ii) of the Borrower to any Insurance Company, (iii) under the Subordinated Notes and (iv) of any Foreign Subsidiary to any Loan Party in an aggregate principal amount at any time outstanding not to exceed the sum of (A) the amount set forth in Schedule 7.2(d), (B) an aggregate amount up to $60,000,000 used to refinance foreign working capital facilities existing on the Closing Date and set forth in
         Schedule 7.2(d) and (C) an additional aggregate principal of Indebtedness for all Foreign Subsidiaries of $25,000,000; provided, that such Indebtedness permitted by clause (iv) shall be pari passu with all other unsecured debt for borrowed money and that such Indebtedness shall be evidenced by a promissory note that is pledged pursuant to the Guarantee and Collateral Agreement;

                  (c) Indebtedness (including, without limitation, Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
         Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof);

                  (e) Guarantee Obligations by any Loan Party of Indebtedness of any other Loan Party permitted under this Section;

                  (f) Indebtedness of Foreign Subsidiaries in an aggregate principal amount as to all Foreign Subsidiaries, exclusive of Indebtedness permitted under Section 7.2(b)(iii), not to exceed $50,000,000 at any one time outstanding;

                  (g) Guarantee Obligations by any Loan Party of Indebtedness of any Foreign Subsidiary permitted under clause (f) above;

                  (h) Indebtedness of Subsidiaries in respect of the Vehicle Debt incurred in the ordinary course of business, provided, that the aggregate outstanding amount of such Indebtedness owed to Persons other than the Borrower and its Subsidiaries as of the last day of any calendar month shall not exceed the net book value of any collateral securing such Indebtedness on such date;

                  (i) (i) Indebtedness of the Borrower in respect of the Supplemental Credit Facility in an aggregate principal amount not to exceed $40,000,000, (ii) Indebtedness of the Borrower in respect of the Interim Loan Facility in an aggregate principal amount not to exceed $225,000,000, (iii) the obligation of the Borrower to indemnify AutoNation for its guarantee or other liability in respect of Indebtedness of the Borrower otherwise permitted hereby and (iv) Indebtedness of the Borrower arising under the General Motors Letter of Credit Documentation and constituting reimbursement obligations in respect of letters of credit issued pursuant to the General Motors Letter of Credit Documentation, in an aggregate amount not exceeding $60,000,000, plus related fees and interest (including any replacement of the General Motors Letter of Credit and any refinancing of such reimbursement obligations on terms no less favorable to the Loan Parties or the Lenders than the terms under the General Motors Letter of Credit Documentation), which in the case of the foregoing clauses
         (iii) and (iv) is subordinate to the Obligations;

                  (j) Guarantee Obligations of any Subsidiary Guarantor in respect of the Supplemental Credit Facility and the Interim Loan Facility;

                  (k) Guarantee Obligations and L/C Obligations of the Borrower or any Subsidiary in respect of obligations of airports and airport and other Governmental Authorities in respect of the construction of airport rental or related facilities to be used by the Borrower or any Subsidiary in the ordinary course of business in an aggregate amount as to the Borrower and all Subsidiaries not to exceed $30,000,000 at any one time outstanding;

                  (l) Indebtedness incurred in connection with the acquisition of Vehicles directly from the manufacturer thereof, provided, that (i) such Vehicles could not be acquired with the proceeds of Vehicle Debt and (ii) such Indebtedness does not exceed the net book value of such Vehicles;

                  (m) unsecured purchase money Indebtedness of the Borrower or any Subsidiary incurred as part of the purchase of a franchisee in an amount as to the Borrower and all Subsidiaries not to exceed $5,000,000 at any one time outstanding;

                  (n) Indebtedness of the Borrower or any Subsidiary in respect of Specified Hedge Agreements;

                  (o) Indebtedness of any Person that becomes a Subsidiary after the date hereof in an aggregate amount not to exceed $10,000,000 at any one time outstanding as to all such Subsidiaries and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof); provided, that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of, or in connection with, such Person becoming a Subsidiary;

                  (p) Indebtedness incurred in respect of workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the Borrower or any other Loan Party in the ordinary course of business;

                  (q) Indebtedness arising from agreements of the Borrower or any other Loan Party providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the Disposition of any business, assets or Capital Stock of any Subsidiary that is a Loan Party or incurred in connection with a sale of Capital Stock of the Borrower;

                  (r) letters of credit issued for the account of the Insurance Companies in an amount not to exceed $40,000,000 in the aggregate outstanding at any one time;

                  (s) additional notes issued pursuant to and in accordance with the Loan Note Instrument, dated October 15, 1997, by Republic Industries (UK) PLC and Republic

         Industries, Inc. (n/k/a AutoNation, Inc.), provided that such notes shall not exceed ,6,765,380 in the aggregate;

                  (t) Guarantee Obligations of the Borrower or any Subsidiary of the Borrower of Indebtedness of any Permitted Joint Venture in an aggregate principal amount for the Borrower and all Subsidiaries not to exceed $10,000,000 at any one time outstanding;

                  (u) Indebtedness incurred in connection with the Permitted Acquisitions in the amount (excluding the amounts of any assumed Indebtedness permitted by clause (o) above and Section 7.8(i)(iii)) not to exceed $10,000,000; and

                  (v) additional unsecured Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount for the Borrower and all Subsidiaries not to exceed $10,000,000 at any one time outstanding.

                  7.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and other minor imperfections of title that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is spread to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness of the Borrower or any other Subsidiary incurred or assumed pursuant to Section 7.2(c) to finance the acquisition, construction or improvement of fixed or capital assets, provided that (i) such Liens shall be created prior to or substantially simultaneously with the acquisition, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is incurred prior to or within 150 days after the acquisition of, or completion of the construction or improvement on, such fixed or capital asset, and (iv) the principal amount of Indebtedness secured thereby is not increased;

                  (h) (i) Liens securing (A) Vehicle Debt permitted by Section 7.2(h) and (B) Indebtedness permitted by Section 7.2(l), provided, in each case, that such Liens shall not spread to any Property other than the Vehicles purchased with such Indebtedness and (ii) Liens on cash or cash equivalents pledged as collateral in respect of Vehicle Debt (including the General Motors Letter of Credit Documentation or Indebtedness permitted by Section 7.2(l)) as permitted by the terms of the documentation governing the Vehicle Debt (including the General Motors Letter of Credit Documentation or Indebtedness permitted by
         Section 7.2(l));

                  (i) Liens created pursuant to the Security Documents and Liens created pursuant to the Supplemental Credit Facility Documentation which are junior to the Liens pursuant to the Security Documents;

                  (j) any interest or title of a lessor or sublessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased or subleased;

                  (k) Liens on goods in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation thereof in the ordinary course of business;

                  (l) Liens on any airport concession agreements or permits to secure loans extended to finance tenant improvements used in connection with the concession agreement or permit subject to such Lien;

                  (m) Liens (not in respect of Indebtedness) arising from financing statements filed under the Uniform Commercial Code for informational purposes with respect to leases incurred in the ordinary course of business;

                  (n) Liens securing Indebtedness of a Person that becomes a Subsidiary after the date hereof permitted by Section 7.2(o); provided that such Liens are limited to the Property of such Person and were not created in contemplation of, or in connection with, such Person becoming a Subsidiary; and

                  (o) Liens on assets which are not of the type included in the Borrowing Base and not otherwise permitted by this Section 7.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all Subsidiaries) $5,000,000 at any one time.

                  7.4 Limitation on Fundamental Changes. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the Borrower shall comply with Section 6.10 in connection therewith);

                  (b) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any Subsidiary Guarantor;

                  (c) the Borrower or any of its Subsidiaries may change the jurisdiction of its organization so long as the new jurisdiction of the Borrower or any Domestic Subsidiary is in the United States and any actions required to continue the perfection and priority of the Administrative Agent's security interest in the Collateral shall have been taken;

                  (d) any Foreign Subsidiary of the Borrower may be merged, consolidated with or into, or Dispose any or all of its assets (upon voluntary liquidation or otherwise) to, another Foreign Subsidiary of the Borrower;

                  (e) any Finance Company may be merged, consolidated with or into, or Dispose any or all of its assets (upon voluntary liquidation or otherwise) to, another Finance Company;

                  (f) any Insurance Company may be merged, consolidated with or into, or Dispose any or all of its assets (upon voluntary liquidation or otherwise) to, another Insurance Company; and

                  (g) the Borrower may liquidate any of its Inactive
         Subsidiaries.

                  7.5 Limitation on Disposition of Property. Dispose of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business, including the Disposition, in the ordinary course of business and as a part of customary practices of replacing Vehicles with newer Vehicles from time to time;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4;

                  (d) the sale or issuance of any Subsidiary's Capital Stock to the Borrower or any Subsidiary Guarantor;

                  (e) Dispositions of any assets or property of (i) any Subsidiary to the Borrower or any Subsidiary Guarantor, (ii) any Foreign Subsidiary of the Borrower to another Foreign Subsidiary of the Borrower, (iii) any Finance Company to another Finance Company and (iv) any Insurance Company to another Insurance Company;

                  (f) Dispositions of Cash Equivalents;

                  (g) any Restricted Payment that is permitted by Section 7.6 and any Investment that is permitted by Section 7.8;

                  (h) the sale or issuance of directors' qualifying shares or shares or Investments required by any Requirement of Law to be held by a Person other than the Borrower or a Subsidiary Guarantor;

                  (i) the grant of a Lien that is permitted by Section 7.3;

                  (j) non-recourse sales of receivables generated in the United Kingdom in connection with working capital facilities permitted under
         Section 7.2;

                  (k) Dispositions of assets listed on Schedule 7.5(k);

                  (l) Dispositions of assets that are not subject of a Lien in favor of the Administrative Agent (other than real property located in the United States and Intellectual Property);

                  (m) Dispositions of assets of the type that are not included in the Borrowing Base (other than Dispositions permitted under clauses
         (k) and (l) above and Intellectual Property) having a fair market value not to exceed $7,500,000 in the aggregate for any fiscal year of the Borrower; and

                  (n) Dispositions of other assets of the type that are included in the Borrowing Base, provided, that, if as of the date of such Disposition and after giving effect thereto, a Default or Event of Default shall exist, the Borrower shall have obtained the consent of the Administrative Agent to such Disposition.

                  7.6 Limitation on Restricted Payments. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Borrower or any Subsidiary, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

                  (b) the Borrower may make Restricted Payments in the form of common stock of the Borrower;

                  (c) the Borrower may purchase the Borrower's common stock or common stock options from present or former officers or employers of the Borrower or any Subsidiary upon the death, disability or termination of employment of such officer or employer, provided, that the aggregate amount of payments under this paragraph subsequent to the date hereof (net of any proceeds received by the Borrower subsequent to the date hereof in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000;

                  (d) the Borrower may pay any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Agreement;

                  (e) the Borrower may make repurchases of Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) deemed to occur upon exercise of stock options to the extent that shares of such Capital Stock (or warrants or options convertible into or exchangeable for such Capital Stock) represent a portion of the exercise price of such options;

                  (f) the Borrower may make other Restricted Payments not otherwise permitted by this Section 7.6 in an aggregate amount from the Closing Date not to exceed $2,500,000; and

                  (g) either Risk Management Subsidiary may redeem the shares of its minority shareholder to the extent required pursuant to the charter documents (as in effect on the date hereof) governing such Risk Management Subsidiary for cash consideration not to exceed $1,700,000 in the aggregate.

                  7.7 Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of the Borrower and its Subsidiaries in the ordinary course of business in any fiscal year set forth below not to exceed the amount set forth below opposite such fiscal year:


                  Fiscal Year                  Capital Expenditures
                  -----------                  --------------------
                     2000                          $100,000,000

                     2001                          $105,000,000

                     2002                          $115,000,000

                     2003                          $115,000,000

provided, that (i) up to $35,000,000 of any such amount referred to above, if not so expended in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to clause
(i) above.

                  7.8 Limitation on Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

                  (a) extensions of trade credit in the ordinary course of business;

                  (b) investments in cash or Cash Equivalents;

                  (c) Investments arising in connection with the incurrence of Indebtedness permitted by Sections 7.2(b), (e), (g), (j), (k) and (l);

                  (d) loans and advances to employees of the Borrower or any Subsidiaries of the Borrower in the ordinary course of business (including, without limitation, for travel, payroll, entertainment and relocation expenses) in an aggregate amount for the Borrower and Subsidiaries of the Borrower not to exceed $2,000,000 at any one time outstanding;

                  (e) Investments (other than those relating to the incurrence of Indebtedness permitted by Section 7.8(c)) by the Borrower or any of its Subsidiaries in the Borrower or any Person that, prior to such Investment, is a Subsidiary Guarantor;

                  (f) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Borrower or any other Loan Party or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor (including customers and suppliers) or an Investment acquired by the Borrower or any other Loan Party as a result of the transfer of title with respect to any secured Investment in default as a result of a foreclosure by the Borrower or any other Loan Party with respect to such secured Investment;

                  (g) Investment in prepaid expenses, negotiable instruments held for collection and lease, utility and worker's compensation, performance and other similar deposits;

                  (h) Investments existing on the Closing Date and described in
         Schedule 7.8, setting forth the respective amounts of such Investments as of a recent date;

                  (i) Investments by the Borrower for acquisitions ("Permitted Acquisitions") in connection with its line of business in an amount not to exceed (excluding the value of any Capital Stock of the Borrower issued in connection with such Permitted Acquisition) $50,000,000 in the aggregate; provided that after giving effect to any such Permitted Acquisition (i) no Default or Event of Default shall occur and be continuing, (ii) the Borrower would be in pro forma compliance with the financial covenants set forth in Section 7.1 for the four quarters preceding the effective date of the acquisition and (iii) the amount of existing Indebtedness assumed in such acquisition (other than Indebtedness that finances the acquiree's fleet of vehicles) when added to the aggregate Indebtedness assumed for all such Permitted Acquisitions and any Permitted Stock Acquisitions permitted by clause
         (j) below would not exceed $10,000,000;

                  (j) Investments by the Borrower not otherwise permitted by clause (i) above, for the purpose of acquiring ("Permitted Stock Acquisitions") additional franchises of the Borrower, paid for solely in common stock of the Borrower; provided, that after giving effect to any such acquisition (i) no Default or Event of Default shall occur and be continuing, (ii) the Borrower would be in pro forma compliance with the financial covenants set forth in Section 7.1 for the four quarters preceding the effective date of such Permitted Stock Acquisition and
         (iii) the amount of Indebtedness assumed in such Permitted Stock Acquisition (other than Indebtedness that finances the acquiree's fleet of vehicles) when added to the aggregate Indebtedness assumed for all such Permitted Stock Acquisitions (including any such acquisition permitted pursuant to clause (i) above) would not exceed $10,000,000;

                  (k) Investments in joint ventures, partnerships or other similar arrangements (other than Subsidiaries of the Borrower), whether in corporate, partnership, limited liability company or other legal form, when added to Guarantee Obligations permitted under Section 7.2(u), not to exceed $10,000,000 in the aggregate ("Permitted Joint Ventures");

                  (l) Investments in the Finance Companies and Insurance Companies to the extent required to meet their capital requirements pursuant to Requirements of Law (in the case of the Insurance Companies) or Contractual Obligations relating to Vehicle Debt (in the case of the Finance Companies);

                  (m) Loans by the Insurance Companies to the Borrower;

                  (n) the purchase by the Borrower or one of its Subsidiaries of warrants to purchase preferred stock of E-Travel, Inc., and the exercise of such warrants, for an aggregate amount not to exceed $1,750,000; and

                  (o) in addition to Investments otherwise expressly permitted by this Section, Investments by the Borrower or any of its Subsidiaries in an aggregate amount (valued at cost) not to exceed $10,000,000 during the term of this Agreement.

                  7.9 Limitation on Optional Payments and Modifications of Debt Instruments, etc. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Subordinated Note, the Interim Loan Facility or the AutoNation Subordinated Debt (other than (i) any refinancing of the Interim Loan Facility with the issuance of senior notes (which may be sold in a public offering or private placement) or other refinancing, in each case on terms no less favorable to the Loan Parties and the Lenders than the terms under the Interim Loan Facility and (ii) any refinancing of Indebtedness of the Borrower pursuant to the General Motors Letter of Credit Documentation on terms no less favorable to the Loan Parties and the Lenders than the terms contained thereunder), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of the Interim Loan Facility or (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Subordinated Note, the Interim Facility Loan Documentation or the AutoNation Subordinated Debt (other than any such amendment, modification, waiver or other change which (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Borrower or any of its Subsidiaries and (ii) does not involve the payment of a consent fee).

                  7.10 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate (other than the Borrower or any Subsidiary Guarantor) unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of the Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to the Borrower or such

Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, the Borrower may (i) enter into, and perform the transactions consummated pursuant to, or contemplated by, the Tax Sharing Agreement, the Separation and Distribution Agreement, the Transitional Services Agreement, the AutoNation Support Agreement, the General Motors Letter of Credit Documentation, leases, guarantees, parts agreements, corporate agreements, fleet agreements, association program agreements, association and affinity agreements, any agreements evidencing the Continuing Obligations, and other related agreements and other agreements ancillary to any of the foregoing, in each case between AutoNation and its Affiliates, on the one hand, and the Borrower and its Subsidiaries, on the other hand, as such agreements are in effect on the Initial Funding Date, as such agreements may be amended, supplemented or otherwise modified from time to time in any manner no less favorable to the Loan Parties and the Lenders, (ii) make Investments or Restricted Payments permitted under Sections 7.8 and 7.6, respectively, (iii) pay fees and compensation to members of the Board of Directors of the Borrower and its Subsidiaries, (iv) make loans or advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business permitted under Section 7.8(d), (v) pay fees and compensation (including the issuance of stock options permitted under Section 7.6) to, and provide indemnity on behalf of, officers, directors, consultants or employees of the Borrower or any of its Subsidiaries, pursuant to agreements, statute, charter or by-law provision or otherwise, (vi) enter into customary business arrangements consistent with past practice between the Borrower and its Subsidiaries, on the one hand, and Certified Vacations, Inc. and its affiliates, on the other hand, (vii) purchase revenue earning vehicles from AutoNation, provided that (x) the purchase price for such vehicles is no greater than the purchase price paid by AutoNation to an unrelated Person for such vehicles and (y) any processing or other fees paid to AutoNation in connection with such purchase are customary and consistent with industry practice, (viii) enter into any employment, consulting, agency or other compensation agreement entered into or benefit plan adopted by the Borrower or any of its Subsidiaries in the ordinary course of business, (ix) sell or otherwise issue Capital Stock of the Borrower, including the issuance of stock options, (x) enter into transactions and agreements in effect on the date of this Agreement, as such agreements may be amended or transactions modified from time to time in any manner not materially less favorable to the Lenders, (xi) enter into any transaction with an affiliate that involves consideration of $250,000 or less, provided that such transactions as to all affiliates do not exceed $2,500,000 in the aggregate in any 12-month period and (xii) enter into a registration rights agreement with Michael S. Egan and related entities in respect of the shares of common stock of the Borrower distributed to him pursuant to the Spin-Off, which registration rights agreement shall be on terms no less favorable to the Borrower than the existing registration rights agreement between AutoNation and Michael S. Egan.

                  7.11 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary except that (a) the Borrower or its Subsidiary may enter into a sale and leaseback transaction if (i) it could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to Section 7.2(c), (ii) the net cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors if in excess of $5,000,000) of the Property that is the subject of such sale and leaseback transaction and
(iii) the transfer of assets in such sale and leaseback transaction is permitted by Section 7.5 to prepay any outstanding Loans; and (b) the restrictions of this
Section 7.11 shall not apply to sale and leaseback transactions with respect to revenue earnings Vehicles.

                  7.12 Limitation on Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than December 31 or change the Borrower's method of determining fiscal quarters.

                  7.13 Limitation on Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of the Borrower or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations or, in the case of any Subsidiary Guarantor, its obligations under the Guarantee and Collateral Agreement, other than (a) this Agreement and the other Loan Documents, (b) the Supplemental Credit Facility Documentation, (c) the Interim Facility Loan Documentation, (d) the General Motors Letter of Credit Documentation, (e) any instruments pursuant to which Vehicle Debt is outstanding or secured (in which case any restriction shall only be effective against the Vehicles financed thereby) and (f) any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the Vehicles financed thereby).

                  7.14 Limitation on Restrictions on Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to (a) make Restricted Payments in respect of any Capital Stock of such Subsidiary held by, or pay any Indebtedness owed to, the Borrower or any other Subsidiary, (b) make Investments in the Borrower or any other Subsidiary or (c) transfer any of its assets to the Borrower or any other Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) any restrictions existing under the Loan Documents, (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Subsidiary,
(iii) any instruments pursuant to which Vehicle Debt is outstanding or secured,
(iv) any restriction existing under documentation governing Indebtedness permitted to be incurred under Section 7.2(e), (g), (i), (j) (k) and (t), (v) any restrictions arising by reason of customary non-assignment provisions in leases entered into in the ordinary course of business; (vi) customary provisions restricting dispositions of real property interest set forth in any reciprocal easement agreements of the Loan Parties; and (vii) any restrictions arising or existing by reason of Requirements of Law, including, without limitation, restrictions on the payment of dividends on the Insurance Companies imposed by a Governmental Authority.

                  7.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Subsidiaries are engaged on the date of this Agreement or that are reasonably related thereto.

                  7.16 Limitation on Amendments to Certain Instruments. (a) Amend, supplement or otherwise modify the Tax Sharing Agreement, the Separation and Distribution Agreement, the Transitional Services Agreement or any documentation governing the Continuing Obligations in any manner that would increase the amounts payable by the Borrower thereunder or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Tax Sharing Agreement, the Separation and Distribution Agreement, the Transitional Services Agreement or any documentation governing the Continuing Obligations, except to the extent that any such amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect.

                  7.17 Subordinated Notes. On or before July 7, 2000, in the case of ANC Financial, LP, fail to assume all of the obligations and the liabilities of Alamo Rent-A-Car, LLC, under the Subordinated Notes, pursuant to documentation reasonably satisfactory to the Agents.

                  7.18 Further Assurances. (a) Within 30 days after the Initial Funding Date, fail to deliver to the Agents the agreements or other documents set forth in Section A of Schedule 7.18.

                  (b) Within 60 days after the Initial Funding Date, fail to deliver to the Administrative Agent, or cause to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Section A of Schedule 4.19(a)-3.

                  (c) Fail to use their respective best efforts to deliver (i) the agreements or other documents set forth in Section B of Schedule 7.18 or
(ii) or cause to be filed, duly completed UCC termination statements, signed by the relevant secured party, in respect of each UCC Financing Statement listed in Section B of Schedule 4.19(a)-3.

                          SECTION 8. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) (i) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7, or in Section 5 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                  (e) The Borrower or any of its Subsidiaries shall (i) default in making any payment of any principal of any Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to any mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided, that a default, event or condition described in clause (i),
         (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $5,000,000; or

                  (f) (i) The Borrower or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause
         (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving for the Borrower and its Subsidiaries taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $5,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) (i) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 10.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or (ii) the subordination provisions applicable to the AutoNation Subordinated Debt shall cease for any reason to be in effect, or AutoNation, any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall upon notice from the Administrative Agent, deposit in the Cash Collateral Account an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).

                              SECTION 9. THE AGENTS

                  9.1 Appointment. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

                  9.2 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

                  9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  9.4 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 10.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                  9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  9.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

                  9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

                  9.8 Agent in Its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

                  9.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. The Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of the Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by the Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

                  9.10 Authorization to Release Liens and Guarantees. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 10.15.

                  9.11 The Arranger and the Documentation Agent. The Arranger and the Documentation Agent shall have no duties or responsibilities, and shall incur no liability, under this Agreement and the other Loan Documents.

                  9.12 Additional Loans. The Administrative Agent shall not make any Loans or approve any Letter of Credit on behalf of the Lenders intentionally and with actual knowledge that such Loans or Letter of Credit would cause the aggregate amount of the total outstanding Loans and Letter of Credit to exceed the Borrowing Base, without the prior consent of all Lenders, except that the Administrative Agent may make such additional Loans or provide such additional Letters of Credit on behalf of Lenders intentionally and with actual knowledge that such Loans or Letters of Credit will cause the total outstanding Loans and Letters of Credit to exceed the Borrowing Base, as the Administrative Agent may deem necessary or advisable in its discretion, provided that the total principal amount of the additional Loans or additional Letters of Credit which the Administrative Agent may make or provide after obtaining such actual knowledge that the aggregate principal amount of the Loans equal or exceed the Borrowing Base shall not cause the total of all outstanding Loans and Letters of Credit to exceed the Borrowing Base as calculated by the Administrative Agent at the time of such additional Loan or Letter of Credit by more than ten (10%) percent of such amount and shall not cause the total principal amount of the Loans and Letters of Credit to exceed the Total Revolving Credit Commitments. Each Lender shall be obligated to pay the Administrative Agent the amount of its pro rata share based on its Revolving Credit Percentage of any such additional Loans or Letters of Credit provided that the Administrative Agent is acting in accordance with the terms of this

Section 9.12. Additional Loans made and Letters of Credit issued pursuant to this Section 9.12 shall be secured by all Collateral and shall not be considered for purposes of Section 2.10, provided, that, with respect to any such additional Loan or Letter of Credit which remains outstanding 30 days after such additional Loan is made or Letter of Credit is issued, the Borrower shall comply with Section 2.10.

                  9.13 Field Audit and Examination Reports; Disclaimer by Lenders. By its execution of this Agreement, each Lender:

                  (a) is deemed to have requested that the Administrative Agent furnish each Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Administrative Agent;

                  (b) expressly agrees and acknowledges that the Administrative Agent does not make any representation or warranty as to the accuracy of any Report, or shall not be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or other party performing any audit or examination will inspect only specific information regarding the Borrower and its Subsidiaries and will rely significantly upon the books and records of the Borrower and its Subsidiaries, as well as on representations of personnel of the Borrower and its Subsidiaries; and

                  (d) agrees to keep all Reports confidential and strictly for its internal use in accordance with the terms hereof, and not to distribute or use any Report in any other manner.

                  9.14 Collateral Matters. (a) The Administrative Agent may from time to time, at any time on or after an Event of Default and for so long as the same is continuing, make such disbursements and advances ("Agent Advances") which the Administrative Agent, in its sole discretion, deems necessary or desirable either (i) to preserve or protect the Collateral or any portion thereof, (ii) to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations, provided that the amount of any such Agent Advance permitted under this clause (ii) shall not exceed the amount equal to 10% of the Borrowing Base as calculated by the Administrative Agent at the time of such Agent Advance or (iii) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 10.5 and payments to any Issuing Lender. Agent Advances shall be repayable on demand and be secured by the Collateral. Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Administrative Agent shall notify each Lender in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation of its obligations pursuant to Section 2.4, each Lender agrees that it shall make available to the Administrative Agent, upon the Administrative Agent's demand, in immediately available funds, the amount equal to such Lender's pro rata share based on its Revolving Credit Percentage of each such Agent Advance. If such funds are not made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the interest rate applicable to Base Rate Loans.

                  (b) The Administrative Agent shall have no obligation whatsoever to any Lender or any other Person to investigate, confirm or assure that the Collateral exists or is owned by any Borrower or is cared for, protected or insured or has been encumbered, or that any particular items of Collateral meet the eligibility criteria applicable in respect of the Loans or Letters of Credit hereunder, or whether any particular Reserves are appropriate, or that the Liens granted to the Administrative Agent herein or pursuant hereto or otherwise have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Agreement or in any of the other Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its discretion, given the Administrative Agent's own interest in the Collateral as a Lender and that the Administrative Agent shall have no duty or liability whatsoever to any other Lender.

                  9.15 Agency for Perfection. The Administrative Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Secured Parties' Liens upon the Collateral of the Administrative Agent for itself and the ratable benefit of Lenders in assets which, in accordance with
Article 9 of the UCC can be perfected only by possession. Should any Lender obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

                           SECTION 10. MISCELLANEOUS

                  10.1 Amendments and Waivers. Neither this Agreement or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this
Section 10.1. The Required Lenders and each Loan Party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Agents and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall:

                        (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment owing by the Borrower hereunder, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                       (ii) amend, modify or waive any provision of this Section or amend any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral (except as otherwise expressly required hereunder or under the other Loan Documents) or release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, in each case without the consent of all Lenders;

                      (iii) amend, modify or waive any provision of Section 9 or of the Guarantee and Collateral Agreement without the consent of any Agent directly affected thereby;

                       (iv) reduce (except for any reduction pursuant to Section 2.3(a)) or increase any percentage representing an advance rate in respect of the definition of Borrowing Base without the consent of the Administrative Agent and Lenders whose Revolving Credit Percentages are, in the aggregate, more than 66b%;

                        (v) amend, modify or waive any provision of Sections 2.4 or 2.5, without the consent of the Swing Line Lender;

                       (vi) amend, modify or waive any provision of Section 2.2, 2.3, 2.10, 2.12, 2.14, 6.10, 6.11, Section 5 or 8 or Schedule 1.1(d),
         without the consent of the Administrative Agent;

                      (vii) amend, modify or waive any provision of Section 2.16 without the consent of each Lender directly affected thereby;

                     (viii) amend, modify or waive any provision of Section 3 without the consent of the Administrative Agent and each Issuing Lender directly affected thereby.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of

Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; provided, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

                  10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of the Borrower and the Agents, as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

         The Borrower:              NC Rental Corporation
                                    200 South Andrews Avenue
                                    Fort Lauderdale, Florida 33301
                                    Attention: Lee Wilson
                                    Telecopy:  (954) 320-4530
                                    Telephone: (954) 320-6751

         The Syndication Agent:     Lehman Commercial Paper Inc.
                                    3 World Financial Center
                                    New York, New York 10285
                                    Attention: Andrew Keith
                                    Telecopy: (212) 526-7691
                                    Telephone: (212) 526-4059

         The Administrative Agent:  Congress Financial Corporation (Florida)
                                    777 Brickell Avenue
                                    Miami, Florida 33131
                                    Attention: Mr. Steven Harnick
                                    Telecopy: (305) 371-9456
                                    Telephone: (305) 371-6671

         Issuing Lender:            As notified by such Issuing Lender to the
                                             Agents and the Borrower

provided that any notice, request or demand to or upon the any Agent, the Issuing Lender or any Lender shall not be effective until received.

                  10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  10.4 Survival of Representations and Warranties. All representations and warranties made herein, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

                  10.5 Payment of Expenses. The Borrower agrees (a) to pay or reimburse the Agents for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Revolving Credit Facility (other than fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent and fees relating to the use of Intralinks in respect of this Agreement and the other Loan Documents, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any other documents prepared in connection herewith or therewith, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "Indemnitee") for, and hold each Indemnitee harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower or any of its Subsidiaries or any of their respective Properties and the reasonable fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Borrower hereunder (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Subject to the foregoing proviso, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, (x) under or related to Environmental Laws or (y) arising from the use by unauthorized Persons of information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such Persons or for any special, indirect, consequential or punitive damages in connection with the Revolving Facilities, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. The Administrative Agent may, at its option, charge the loan account of Borrower for any amounts due under clauses (a), (b) and (c) of the first sentence of this Section 10.5 and such charges shall be deemed Swing Line Loans to the extent available to the Borrower and otherwise Revolving Credit Loan constituting Base Rate Loans. Statements payable by the Borrower pursuant to this Section shall be submitted to Lee Wilson (Telephone No. (954) 320-6751) (Fax No. (954) 320-4530), at the address of the Borrower set forth in
Section 10.2, or to such other Person or address as may be hereafter designated by the Borrower in a notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

                  10.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section 10.1. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.7(a) as fully as if such Participant were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; provided that, in the case of Section 2.18, such Participant shall have complied with the requirements of said Section, and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                  (c) Any Lender (an "Assignor") may, in accordance with applicable law and upon written notice to the Agents, at any time and from time to time assign to any Lender or any affiliate or Control Investment Affiliate thereof or, with the consent of the Borrower, the Agents the Issuing Lender and the Swing Line Lender (which, in each case, shall not be unreasonably withheld or delayed) (provided that no such consent need be obtained by any Lehman Entity for a period of 180 days following the Closing Date), to an additional bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit C, executed by such Assignee and such Assignor (and, where the consent of the Borrower, the Agents or the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Borrower and such other Persons) and delivered to the Agents for acceptance and recording by the Administrative Agent in the Register; provided that no such assignment to an Assignee (other than any Lender or any affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Borrower and the Agents. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 2.17, 2.18 and 10.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing.

                  (d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the Borrower marked "canceled." The Register shall be available for inspection by the Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 10.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to a Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Revolving Credit Commitment upon request, a new Revolving Credit Note to the order of the Assignor in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Note or Notes shall be dated the Closing Date and shall otherwise be in the form of the Note or Notes replaced thereby.

                  (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests in

Loans and Notes, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                  10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Obligations, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Obligations, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

                  10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Agents, the Arranger and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  10.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                  (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

                  10.13 Acknowledgments. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among, the Borrower and the Lenders.

                  10.14 Confidentiality. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "Transferee") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (i) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender's investment portfolio in connection with ratings issued with respect to such Lender or (j) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  10.15 Release of Collateral and Guarantee Obligations.

                  (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender or any other counterparty that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, any affiliate of any Lender or any other counterparty that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

                  10.16 Accounting Changes. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower may, by notice to the Agents, request that such provisions of this Agreement be interpreted so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such notice shall have been delivered by the Borrower, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. "Accounting Change" refers to any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

                  10.17 Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

                  10.18 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                    ANC RENTAL CORPORATION



                                    By:  /s/ Leland Wilson
                                        ----------------------------------------
                                        Name: Leland Wilson
                                        Title: Vice President and Treasurer


                                    LEHMAN BROTHERS INC.,
                                    as Arranger



                                    By: /s/  Thomas P. Durney
                                        ----------------------------------------
                                        Name: Thomas P. Durney
                                        Title: Authorized Signatory


                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Syndication Agent



                                    By: /s/  G. Andrew Keith
                                        ----------------------------------------
                                        Name: G. Andrew Keith
                                        Title: Authorized Signatory


                                    CONGRESS FINANCIAL CORPORATION (FLORIDA), as Administrative Agent



                                    By: /s/  Barry Vecker
                                        ----------------------------------------
                                       Name: Barry Vecker
                                       Title: Vice President

                                                                        ANNEX A

                                  PRICING GRID
------------------------------------------------- ----------------------- ---------------------- -------------------
                                                                            Applicable Margin
  Consolidated Adjusted                            Applicable Margin            for Base         Commitment Fee
  Funded Debt Ratio                               for Eurodollar Loans        Rate Loans               Rate
------------------------------------------------- ----------------------- ---------------------- -------------------
greater than or equal to 3.00 : 1.00                       2.75%                  1.50%                 0.50%
------------------------------------------------- ----------------------- ---------------------- -------------------
greater than or equal to 2.75 : 1.00                       2.50%                  1.25%                 0.50%
------------------------------------------------- ----------------------- ---------------------- -------------------
greater than or equal to 2.25 : 1.00                       2.25%                  1.00%                 0.50%
------------------------------------------------- ----------------------- ---------------------- -------------------
greater than or equal to 2.00 : 1.00                       2.00%                  0.75%                0.375%
------------------------------------------------- ----------------------- ---------------------- -------------------
less than 2.00 : 1.00                                      1.75%                  0.50%                0.375%
------------------------------------------------- ----------------------- ---------------------- -------------------

Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Adjusted Funded Debt Ratio shall become effective on the date (the "ADJUSTMENT DATE") on which financial statements are delivered to the Lenders pursuant to Section 6.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Adjusted Funded Debt Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 3.00 to 1.00, respectively. If on any Adjustment Date the Consolidated Adjusted Funded Debt Ratio would result in different Applicable Margins or Commitment Fee Rates, the higher Applicable Margin or Commitment Fee Rate shall govern. Each determination of the Consolidated Adjusted Funded Debt Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 7.1(c).

                                 SCHEDULE 1.1(d)
                                       TO
                                CREDIT AGREEMENT

                                 BORROWING BASE

           "Accounts" shall mean, as to Borrower and each Subsidiary Guarantor, all present and future rights of Borrower and such Subsidiary Guarantor to payment of money arising out of Borrower's or such Subsidiary's rendition of services, or sale, lease or other disposition of Borrower's or such Subsidiary's goods or other property and including, without limitation, all rentals, lease payments and other monies earned and to be earned, due and to become due as a result of the use of a motor vehicle by any person under a Rental Contract or monies earned and to be earned as the result of the sale of any motor vehicle or amounts payable to Borrower or such Subsidiary Guarantor as rebates or incentives for the purchase by Borrower or such Subsidiary Guarantor of motor vehicles. Without limiting the generality of the foregoing, the term "Accounts" shall include, without limitation, Unbilled Accounts, Corporate Accounts, Credit Card Receivables, CarTemps Accounts, Manufacturer Incentive Accounts, Pre-Delivery Inspection Accounts.

         "Accounts Receivable Turnover" shall mean, at any time, for any Person, the average of the outstanding accounts receivable of such Person at the beginning of each of the three (3) immediately preceding months divided by the aggregate amount of the gross cash receipts of such Person for such three (3) months multiplied by thirty (30).

         "Alamo" shall mean Alamo Rent-A-Car, LLC, a Delaware limited liability company.

         "Borrowing Base" shall mean, at any time, the amount equal to:

                  (a) the sum of:

                           (i) seventy-five (75%) percent of the Net Amount of
Eligible Unbilled Accounts of National, PLUS

                           (ii) seventy-five (75%) percent of the Net Amount of
Eligible Corporate Accounts of National (other than TA/TO Accounts of National), PLUS

                           (iii) eighty (80%) percent of the Net Amount of
Eligible Corporate Accounts consisting of the Corporate Accounts of Alamo, the TA/TO Accounts of Alamo and the TA/TO Accounts of National, PLUS

                           (iv) eighty-five (85%) percent of the Net Amount of
Eligible Credit Card Receivables of National and CarTemps, PLUS

                           (v) eighty (80%) percent of the Net Amount of
Eligible CarTemps Accounts, PLUS

                           (vi) eighty-five (85%) percent of the amount of
Eligible Manufacturer Incentive Accounts, PLUS

                           (vii) eighty-five (85%) percent of the amount of
Eligible Pre-Delivery Inspection Accounts, PLUS

                           (viii) eighty-five (85%) percent of the Net Amount of
Eligible Vehicle Sales Accounts, PLUS

                           (ix) forty (40%) percent of the Appraised Value of
the Eligible Real Property on such date, MINUS

                  (b) any Reserves established by the Administrative Agent at such time.

The Borrowing Base shall be determined by the Administrative Agent in its reasonable judgment by reference to the most recent Borrowing Base Certificate, PROVIDED, THAT, the Administrative Agent shall be entitled to rely upon the information set forth in Borrowing Base Certificates and shall be under no obligation to inquire as to the accuracy thereof. As of the date of each Loan or the issuance of each Letter of Credit, Borrower shall be deemed to represent and warrant to Administrative Agent and Lenders that after giving effect to such Loan or Letter of Credit, the aggregate outstanding amount of the Loans and the Letters of Credit do not exceed the Borrowing Base calculated for this purpose as of the last day of the week immediately preceding the date of such Loan or issuance of such Letter of Credit. General criteria for different categories of Eligible Accounts may be revised from time to time by Administrative Agent in good faith based on an event, condition or other circumstance arising after the date hereof, or existing on the date hereof to the extent Administrative Agent has no written notice thereof from a Subsidiary Guarantor, which adversely affects such category of Eligible Accounts in the good faith determination of Administrative Agent and to the extent no Reserve has been established in connection therewith. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

         "CarTemps" shall mean Spirit Rent-A-Car, Inc., a Delaware corporation, doing business as CarTemps USA.

         "CarTemps Accounts" shall mean Accounts owing to CarTemps by a car dealership or insurance company.

         "Corporate Accounts" shall mean Accounts owing to Alamo or National by a corporation (other than a corporation which is a travel agent or tour operator) that has established an account with Alamo or National for centralized billing in accordance with the current practices of Alamo and National, respectively, as of the date hereof.

         "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Administrative Agent acknowledging Administrative Agent's first priority security interest in the monies due and to become due to Borrowers (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "Credit Card Agreements" shall mean all agreements now or hereafter entered into by a Subsidiary Guarantor with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

         "Credit Card Issuer" shall mean any person (other than a Subsidiary Guarantor) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards issued through MasterCard International, Inc., Visa, U.S.A., Inc. or Visa International and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards, including, without limitation, credit or debit cards issued by or through American Express Travel Related Services Company, Inc. and Novus Services, Inc.

         "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of a Borrower's sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer (including, but not limited to First Data Corporation).

         "Credit Card Receivables" shall mean, collectively, (a) all present and future rights of any Subsidiary Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party arising from the sale or lease of goods or rendition of services to customers who have purchased or leased such goods or services using a credit or debit card and (b) all present and future rights of a Subsidiary Guarantor to payment from any Credit Card Issuer, Credit Card Processor or other third party in connection with the sale or transfer of Accounts arising pursuant to the sale or lease of goods or rendition of services to customers who have purchased or leased such goods or services using a credit card or a debit card, including, but not limited to, all amounts at any time due or to become due from any Credit Card Issuer or Credit Card Processor under the Credit Card Agreements or otherwise.

         "Dilution" shall mean, as to any Person, for any period, the fraction, expressed as a percentage, the numerator of which is the aggregate amount of non-cash reductions in the Accounts of such Person for such period and the denominator of which is the aggregate dollar amount of the sales of such Person for such period.

         "Eligible Accounts" shall mean, collectively, Eligible CarTemps Accounts, Eligible Corporate Accounts, Eligible Credit Card Receivables, Eligible Manufacturer Incentive Accounts, Eligible Pre-Delivery Inspection Accounts and Eligible Vehicle Sale Accounts.

         "Eligible CarTemps Accounts" shall mean Accounts created by CarTemps which are and continue to be acceptable to Administrative Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, a CarTemps Account shall be an Eligible CarTemps Account if:

                  (a) such Accounts arose from the actual and BONA FIDE lease of a motor vehicle by such Subsidiary Guarantor in the ordinary course of its business which transaction is completed in accordance with the terms and provisions contained in the Rental Contract applicable thereto;

                  (b) the motor vehicle that was subject to the Rental Contract giving rise to such Account has been returned to such Subsidiary Guarantor;

                  (c) such Account is not an Unbilled Account and an invoice has been rendered to the account debtor with respect to such Account;

                  (d) such Account is not a Credit Card Receivable;

                  (e) such Account is not unpaid more than the sixty (60) days after the date of the original invoice for it;

                  (f) neither the account debtor nor any officer or employee of the account debtor with respect to such Account is an officer, employee, agent or other Affiliate of Borrower or any Subsidiary Guarantor;

                  (g) such Account is not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (h) the account debtor with respect to such Account is located in the United States of America or Canada or, at Administrative Agent's option, if the account debtor with respect to such Corporate Account is located other than in the United States of America or Canada, then if such Account is otherwise acceptable in all respects to Administrative Agent (subject to such lending formula with respect thereto as Administrative Agent may determine);

                  (i) such Account does not arise from terms under which payment by the account debtor may be conditional or contingent;

                  (j) the account debtor with respect to such Account has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Subsidiary Guarantor to such account debtor or claimed owed by such account debtor may be deemed Eligible CarTemps Accounts);

                  (k) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder;

                  (l) such Account is subject to the first priority, valid and perfected security interest of Administrative Agent;

                  (m) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Administrative Agent;

                  (n) there are no proceedings or actions reasonably known to any Subsidiary Guarantor which are threatened or pending against the account debtor with respect to such Account which might result in any material adverse change in any such account debtor's financial condition;

                  (o) such Account is not evidenced by or arising under any instrument or chattel paper;

                  (p) such Account of a single account debtor or its Affiliates does not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible CarTemps Accounts);

                  (r) such Account is owed by an account debtor whose total indebtedness to such Subsidiary Guarantor does not exceed the credit limit with respect to such account debtor as determined by such Subsidiary Guarantor from time to time which limits shall be established by such Subsidiary Guarantor in a manner consistent with its current practices as of the date hereof (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible CarTemps Accounts);

                  (s) such Account is owed by an account debtor deemed creditworthy at all times by such Subsidiary Guarantor determined by such Guarantor consistent with its current practices as of the date hereof;

                  (t) such Account is owed by a car dealership or insurance company and not the person that is using the motor vehicle, the use of which gives rise to the Account;

                  (u) such Account is not owed by the manufacturer of any motor vehicle of such Subsidiary Guarantor;

                  (v) such Account does not arise from a claim by CarTemps against an insurance policy (but may arise from the obligations of an insurance company to provide replacement vehicles);

                  (w) the representations or warranties pertaining to Accounts set forth in this Agreement or the Guarantee and Collateral Agreement shall be true as to such Account;

                  (x) such Account represents a bona fide, valid and legally enforceable obligation of the account debtor with respect thereto;

                  (y) such Account is payable in Dollars.

         "Eligible Corporate Accounts" shall mean Corporate Accounts and TA/TO Accounts created by Alamo and National which are and continue to be acceptable to Administrative Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, a Corporate Account and TA/TO Account shall be an Eligible Corporate Account if:

                  (a) such Accounts arose from the actual and BONA FIDE lease of a motor vehicle by such Subsidiary Guarantor in the ordinary course of its business which transaction is completed in accordance with the terms and provisions contained in the Rental Contract applicable thereto;

                  (b) the motor vehicle that was subject to the Rental Contract giving rise to such Account has been returned to such Subsidiary Guarantor;

                  (c) such Account is not an Unbilled Account and an invoice has been rendered to the account debtor with respect to such Account;

                  (d) such Account is not a Credit Card Receivable;

                  (e) such Account is not unpaid more than the sixty (60) days after the date of the original invoice for it;

                  (f) neither the account debtor nor any officer or employee of the account debtor with respect to such Account is an officer, employee, agent or other Affiliate of Borrower or any Subsidiary Guarantor;

                  (g) such Account is not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (h) the account debtor with respect to such Account is located in the United States of America or Canada or, at Administrative Agent's option, if the account debtor with respect to such Corporate Account is located other than in the United States or Canada, then if such Account is otherwise acceptable in all respects to Administrative Agent (subject to such lending formula with respect thereto as Administrative Agent may determine), which as of the date hereof include Holiday Autos International Tours, Holidays Auto Germany, Derdata Information Management and Meiers Weiltreisen Touristik;

                  (i) such Account does not arise from terms under which payment by the account debtor may be conditional or contingent;

                  (j) the account debtor with respect to such Account has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Subsidiary Guarantor to such account debtor or claimed owed by such account debtor may be deemed Eligible Corporate Accounts);

                  (k) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder;

                  (l) such Account is subject to the first priority, valid and perfected security interest of Administrative Agent;

                  (m) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Administrative Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Administrative Agent;

                  (n) there are no proceedings or actions reasonably known to any Subsidiary Guarantor which are threatened or pending against the account debtors with respect to such Account which might result in any material adverse change in any such account debtor's financial condition;

                  (o) such Account is not evidenced by or arising under any instrument or chattel paper;

                  (p) such Account of a single account debtor or its Affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Corporate Accounts);

                  (r) such Account is owed by an account debtor whose total indebtedness to such Subsidiary Guarantor does not exceed the credit limit with respect to such account debtor as determined by such Subsidiary Guarantor in a manner consistent with its current practice as of the date hereof (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Corporate Accounts);

                  (s) such Account is owed by an account debtor deemed creditworthy at all times by such Subsidiary Guarantor determined in a manner consistent with its current practices as of the date hereof;

                  (t) the representations or warranties pertaining to Accounts set forth in this Agreement or the Guarantee and Collateral Agreement shall be true as to such Account;

                  (u) such Account represents a bona fide, valid and legally enforceable obligation of the account debtor with respect thereto;

                  (v) such Account is payable in Dollars.

         "Eligible Credit Card Receivables" shall mean Credit Card Receivables of National and CarTemps which are and continue to be acceptable to Administrative Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, Credit Card Receivables shall be Eligible Credit Card Receivables if:

                  (a) such Credit Card Receivables arise from the actual and BONA FIDE lease of a motor vehicle by such Subsidiary Guarantor in the ordinary course of the business of such Subsidiary Guarantor which transactions are completed in accordance with the terms and provisions contained in any documents binding on such Subsidiary Guarantor or the other party or parties related thereto;

                  (b) such Credit Card Receivables are not past due pursuant to the terms set forth in the Credit Card Agreements with the Credit Card Issuer or Credit Card Processor of the credit card or debit card used in the purchase giving rise to such Credit Card Receivables;

                  (d) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables is located in the United States or Canada;

                  (e) the Credit Card Issuer or Credit Card Processor with respect to such Credit Card Receivables has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to, any right of setoff against such Credit Card Receivables (other than transactions in the ordinary course of the business of such Subsidiary Guarantor) and such Credit Card Issuer or Credit Card Processor has not setoff against amounts otherwise payable by such Credit Card Issuer or Credit Card Processor to such Subsidiary Guarantor for the purpose of establishing a reserve or collateral for obligations of such Subsidiary Guarantor to such Credit Card Issuer or Credit Card Processor;

                  (f) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Credit Card Receivables or reduce the amount payable or delay payment thereunder;

                  (h) such Credit Card Receivables are subject to the first priority, valid and perfected security interest of Administrative Agent;

                  (i) Administrative Agent shall have received, in form and substance satisfactory to Administrative Agent, a Credit Card Acknowledgment duly authorized, executed and delivered by the Credit Card Issuer or Credit Card Processor for the credit card or debit card used in the sale which gave rise to such Credit Card Receivable, such Credit Card Acknowledgment shall be in full force and effect and the Credit Card Issuer or Credit Card Processor party thereto shall have complied with the terms thereof;

                  (j) there are no proceedings or actions reasonably known to any Subsidiary Guarantor which are threatened or pending against the Credit Card Issuers or Credit Card Processors with respect to such Credit Card Receivables which might result in any material adverse change in the financial condition of any such Credit Card Issuer or Credit Card Processor;

                  (l) no default or event of default has occurred under the Credit Card Agreement of such Subsidiary Guarantor with the Credit Card Issuer or Credit Card Processor who has issued the credit card or debit card or handles payments under the credit card or debit card used in the sale which gave rise to such Credit Card Receivables which default gives such Credit Card Issuer or

Credit Card Processor the right to cease or suspend payments to such Subsidiary Guarantor and no event shall have occurred which gives such Credit Card Issuer or Credit Card Processor the right to setoff against amounts otherwise payable to such Subsidiary Guarantor (other than for then current fees and chargebacks consistent with the current practices of such Credit Card Issuer or Credit Card Processor) or the right to establish reserves or establish or demand collateral and such Credit Card Agreements are otherwise in full force and effect; and

                  (m) the Credit Card Issuer or Credit Card Processor has not sent any notice of default and/or notice of its intention to cease or suspend payments to such Subsidiary Guarantor in respect of such Credit Card Receivables or to establish reserves or cash collateral for obligations of such Subsidiary Guarantor to such Credit Card Issuer or Credit Card Processor;

                  (t) the representations or warranties pertaining to Accounts set forth in this Agreement or the Guarantee and Collateral Agreement shall be true as to such Account;

                  (u) such Credit Card Receivables represent a bona fide, valid and legally enforceable obligation of the Credit Card Issuer or Credit Card Processor with respect thereto;

                  (v) such Credit Card Receivables are payable in Dollars.

         "Eligible Manufacturer Incentive Accounts" shall mean the Manufacturer Incentive Accounts which are and continue to be acceptable to Administrative Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, Manufacturer Incentive Accounts shall be Eligible Manufacturer Incentive Accounts if:

                  (a) such Accounts arose from the actual and bona fide purchase and receipt by Alamo or National of a motor vehicle manufactured by GM from an authorized dealer of General Motors Corporation in the ordinary course of the business of Alamo or National, as the case may be, and in each case in accordance with the terms of the GM Incentive Agreement and the programs referred to therein;

                  (b) Borrower and each Subsidiary Guarantor shall have complied in all respects with the terms of the GM Incentive Agreement with respect to such Accounts, including the delivery to GM of all information with respect to the vehicle purchased by Alamo or National giving rise to such Accounts at the times and in the form and manner required by GM;

                  (c) such Accounts are not unpaid after the last day of the month following vehicle delivery and the receipt by GM of an electronic media transmission from Borrower listing the vehicle purchased which is the basis for such Accounts;

                  (d) the GM Incentive Agreement is in full force and effect and no party thereto has sent any notice of any breach thereof (whether of anticipatory breach or actual breach) by the other or of any intention to terminate or suspend such agreement or in the case of GM, to suspend or cease making any payments to Borrower in accordance with the GM Incentive Agreement and no default or event of default thereunder by any party thereto exists or has occurred;

                  (e) GM has not asserted or threatened a counterclaim, defense or dispute with respect to any of such Accounts or the GM Incentive Agreement or failed to make any payment under the GM Incentive Agreement or asserted or threatened any offset against any of such Accounts for any reason; and

                  (f) GM shall not have made any demand for repayment of any amounts previously paid by GM in respect of such Accounts, and the conditions giving rise to the right of GM to make such demand under the terms of the GM Incentive Agreement shall not exist or have occurred;

                  (f) the GM Incentive Agreement shall not have been amended, modified or supplemented in any material respect or in any way which affects the terms of payments by GM to Borrower thereunder, or any rights of Borrower thereunder waived, released or modified, without the prior written consent of Administrative Agent, except for adjustments of the volume and mix requirements thereof as permitted under the GM Incentive Agreement consistent with current practices of Borrower and GM and as to which GM and Borrower agree; PROVIDED, THAT, upon Administrative Agent's request, the Borrower shall provide Administrative Agent with such information concerning changes in the terms of the volume and mix requirements;

                  (g) such Accounts shall represent bona fide, valid and legally enforceable obligations of GM arising in the ordinary course of the business of GM;

                  (h) Administrative Agent shall have received the list of vehicles purchased by Alamo and National giving rise to such Accounts submitted by Borrower to GM under the terms of the GM Incentive Agreement;

                  (i) Borrower shall have received from GM (and provided to Administrative Agent) the confirmation issued by GM with respect to such Accounts disclosing the quantity and models that will receive the benefit of the incentive payments constituting the Accounts in the following month;

                  (j) such Accounts shall not constitute Pre-delivery Inspection Accounts or amounts payable by GM in respect of depreciation with respect to any motor vehicles manufactured by GM purchased by Alamo or National or any amounts payable for wrecked motor vehicles or which are not to be repurchased by GM as the manufacturer thereof or cannot otherwise be returned by Borrower, Alamo or National;

                  (k) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (l) such Accounts are subject to the first priority, valid and perfected security interest of Administrative Agent;

                  (m) there are no proceedings or actions reasonably known to any Subsidiary Guarantor which are threatened or pending which might adversely affect the ability or willingness of GM to make any payment in respect of such Accounts;

                  (n) such Accounts are not evidenced by or arising under any instrument or chattel paper;

                  (o) the representations or warranties pertaining to Accounts set forth in this Agreement or the Guarantee and Collateral Agreement shall be true as to such Account;

                  (p) such Accounts are payable in Dollars.

         "Eligible Pre-Delivery Inspection Accounts" shall mean Pre-Delivery Inspection Accounts created by National which are and continue to be acceptable to Administrative Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, Pre-Delivery Inspection Accounts shall be Eligible Pre-Delivery Inspection Accounts if:

                  (a) such Accounts arose from the actual and bona fide rendition of inspection work (including removing plastic and cleaning) by National with respect to vehicles purchased by National, Alamo or CarTemps from GM or an authorized dealer of GM in the ordinary course of the business of National and GM in accordance with the terms of the Pre-Delivery Inspection Agreement;

                  (b) Borrower and each Subsidiary Guarantor shall have complied in all respects with the terms of the Pre-Delivery Inspection Agreement with respect to such Accounts, including the delivery to GM of all information with respect to the vehicle for which the inspection work was done giving rise to such Accounts at the times and in the form and manner required by GM;

                  (c) such Accounts are not unpaid after the last day of the month following the date of the original invoice for them;

                  (d) the Pre-Delivery Inspection Agreement is in full force and effect and no party thereto has sent any notice of any breach thereof (whether of anticipatory breach or actual breach) by the other or of any intention to terminate or suspend such agreement or in the case of GM, to suspend or cease making any payments to National in accordance with the Pre-Delivery Inspection Agreement and no default or event of default thereunder by any party thereto exists or has occurred;

                  (e) GM has not asserted or threatened a counterclaim, defense or dispute with respect to any of such Accounts or the Pre-Delivery Inspection Agreement or failed to make any payment under the Pre-Delivery Inspection Agreement or asserted or threatened any offset against any of such Accounts for any reason;

                  (f) the Pre-Delivery Inspection Agreement shall not have been amended, modified or supplemented in any material respect or in any respect that affects the terms of payment thereunder, or any rights of Borrower thereunder waived, released or modified, without the prior written consent of Administrative Agent,

                  (g) such Accounts shall represent bona fide, valid and legally enforceable obligations of GM arising in the ordinary course of the business of GM;

                  (h) such Accounts shall not constitute Manufacturer Incentive Accounts or amounts payable by GM in respect of depreciation with respect to any motor vehicles manufactured by GM purchased by Alamo or National or any amounts payable for wrecked motor vehicles or which are not to be repurchased by GM as the manufacturer thereof or cannot otherwise be returned by Borrower, Alamo or National;

                  (i) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder;

                  (j) such Accounts are subject to the first priority, valid and perfected security interest of Administrative Agent;

                  (k) there are no proceedings or actions reasonably known to Borrower which are threatened or pending which might adversely affect the ability or willingness of GM to make any payment in respect of such Accounts;

                  (l) such Accounts are not evidenced by or arising under any instrument or chattel paper;

                  (m) the representations or warranties pertaining to Accounts set forth in this Agreement or the Guarantee and Collateral Agreement shall be true as to such Account;

                  (n) such Accounts are payable in Dollars.

         "Eligible Unbilled Accounts" shall mean Unbilled Accounts created by National which are and continue to be acceptable to Administrative Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, Unbilled Accounts shall be Eligible Unbilled Accounts if such Accounts arise from the actual and BONA FIDE lease of a motor vehicle by National to a business in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in Rental Contract applicable thereto and otherwise satisfy the criteria for Eligible Corporate Accounts, except that (a) the obligation of the account debtor to make payment in respect thereof is subject only to the rendition of an invoice therefor, (b) such Accounts are not unbilled more than thirty (30) days after the completion of the term of the applicable Rental Contract and (c) Administrative Agent shall be able to obtain, and National can promptly upon Administrative Agent's request deliver, documents prepared or generated in the ordinary course of the business of National, satisfactory to Administrative Agent, to evidence the nature and dates of the rental provided by National to the account debtor and the amount owned by the account debtor.

         "Eligible Vehicle Sales Accounts" shall mean Vehicle Sales Accounts created by Alamo or National which are and continue to be acceptable to Administrative Agent based on the criteria set forth below. Subject to the terms and conditions contained herein, a Vehicle Sales Account shall be an Eligible Vehicle Sales Account if:

                  (a) such Account arose from the actual and BONA FIDE sale by Alamo or National, as the case may be, of a motor vehicle in the ordinary course of its business which transaction is completed in accordance with the terms and provisions of the documents applicable thereto;

                  (b) Alamo or National, as the case may be, shall have purchased the motor vehicle the sale of which gave rise to such Account and shall have the sole legal and valid title to such motor vehicle immediately prior to its sale;

                  (c) such Account is not an Unbilled Account and an invoice has been rendered to the account debtor with respect to such Account;

                  (d) such Account is not a Credit Card Receivable;

                  (e) such Account is not unpaid more than the fifteen (15) days after the date of the sale of the motor vehicle giving rise to such Account;

                  (f) neither the account debtor nor any officer or employee of the account debtor with respect to such Account is an officer, employee, agent or other Affiliate of Borrower or any Subsidiary Guarantor;

                  (g) such Account is not owed by an account debtor who has Accounts unpaid more than fifteen (15) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

                  (h) the account debtor with respect to such Account is located in the United States of America or Canada or, at Administrative Agent's option, if the account debtor with respect to such Vehicle Sales Account is located other than in the United States of America or Canada, then if such Account is otherwise acceptable in all respects to Administrative Agent (subject to such lending formula with respect thereto as Administrative Agent may determine);

                  (i) such Account does not arise from terms under which payment by the account debtor may be conditional or contingent;

                  (j) the account debtor with respect to such Account has not asserted a counterclaim, defense or dispute and does not have, and does not engage in transactions which may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Subsidiary Guarantor to such account debtor or claimed owed by such account debtor may be deemed Eligible Vehicle Sales Accounts);

                  (k) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Account or reduce the amount payable or delay payment thereunder;

                  (l) such Account is subject to the first priority, valid and perfected security interest of Administrative Agent;

                  (m) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Administrative Agent's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Administrative Agent;

                  (n) there are no proceedings or actions reasonably known to Borrower which are threatened or pending against the account debtors with respect to such Account which might result in any material adverse change in any such account debtor's financial condition;

                  (o) such Account is not evidenced by or arising under any instrument or chattel paper;

                  (p) such Account of a single account debtor or its Affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Vehicle Sales Accounts);

                  (r) such Account is owed by an account debtor whose total indebtedness to such Subsidiary Guarantor does not exceed the credit limit with respect to such account debtor as determined by such Subsidiary Guarantor in a manner consistent with its current practice as of the date hereof (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Vehicle Sales Accounts);

                  (s) such Account is owed by an account debtor deemed creditworthy at all times by such Subsidiary Guarantor consistent with its current practice as of the date hereof;

                  (t) the representations or warranties pertaining to Accounts set forth in this Agreement or the Guarantee and Collateral Agreement shall be true as to such Account;

                  (u) such Account represents a bona fide, valid and legally enforceable obligation of the account debtor with respect thereto;

                  (v) such Account is payable in Dollars.

         "GM" shall mean General Motors Corporation and its successors and assigns.

         "GM Incentive Agreement" shall mean the letter agreement dated December 13, 1999 between Borrower (as assignee of AutoNation, Inc.) and GM, and including all exhibits and attachments thereto, as amended and supplemented from time to time (other than with respect to terms relating to payments by GM thereunder).

         "Manufacturer Incentive Accounts" shall mean Accounts of Borrower owing by GM to Borrower pursuant to the GM Incentive Agreement as in effect on the date hereof constituting the incentive rebate per vehicle payable by GM to Borrower for each of certain types of vehicles purchased by Alamo and National from GM in accordance with the terms of GM Incentive Agreement.

         "National" shall mean National Car Rental System, Inc., a Delaware corporation.

         "Net Amount of Eligible CarTemps Accounts" shall mean the gross amount of Eligible CarTemps Accounts, less (a) sales, excise or similar taxes included in the amount thereof and (b) credits, claims, discounts and allowances issued or available with respect thereto.

         "Net Amount of Eligible Corporate Accounts" shall mean the gross amount of Eligible Corporate Accounts, less (a) sales, excise or similar taxes included in the amount thereof and (b) credits (including marketing and trade-out credits), commissions (including hotel commissions, airlines programs and volume rebates and commissions payable to travel agencies and tour operators and similar obligations which result in the reduction of amounts payable to Alamo or National), claims, discounts and allowances issued or available with respect thereto and (c) amounts reflected in the clearing accounts and as unapplied payments (currently set forth in general ledger account no.101260 and general ledger account no.101265).

         "Net Amount of Eligible Credit Card Receivables" shall mean, at any time, (a) as to such Accounts arising from the use by the customer of a Visa card or Mastercard, two (2) days of average payments received by National based on the daily average of the payments received by National for the immediately preceding two (2) calendar month period, less the amount of any commissions or other fees then owing to the Credit Card Processor handling the payment of such amounts to National and (b) as to such Accounts arising from the use by the customer of an American Express card, four (4) days of average payments received by National based on the daily average of the payments received by National for the immediately preceding two (2) calendar month period.

         "Net Amount of Eligible Unbilled Accounts" shall mean the gross amount of Eligible Unbilled Accounts, less (a) sales, excise or similar taxes included in the amount thereof and (b) credits, claims, discounts and allowances issued or available with respect thereto.

         "Net Amount of Eligible Vehicles Sales Accounts" shall mean the gross amount of Eligible Vehicle Sales Accounts, less (a) sales, excise or similar taxes included in the amount thereof and (b) credits, claims, discounts, allowances and commissions (including the commission payable to the auction house which is obligated thereon) with respect thereto.

         "Pre-Delivery Inspection Accounts" shall mean Accounts of National owing by GM to National pursuant to the Pre-Delivery Inspection Agreement as in effect on the date hereof.

         "Pre-Delivery Inspection Agreement" shall mean the Authorized Fleet Warranty Service Station Agreement, dated June 26, 2000, between National and GM, as amended and supplemented from time to time (other than with respect to terms relating to payments by GM thereunder).

         "Rental Contracts" shall mean, collectively, the written agreements between a Subsidiary Guarantor and a user of the motor vehicle of such Subsidiary Guarantor in the ordinary course of business of such Subsidiary Guarantor for the lease or rental of such motor vehicle.

         "Reserves" shall mean as of any date of determination, such amounts as Administrative Agent may from time to time establish and revise in good faith reducing the amount of Loans and Letter of Credit which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Administrative Agent in good faith, adversely affect, or which Administrative Agent in good faith determines is reasonably likely to adversely affect, either
(i) the Collateral or (ii) the security interests and other rights of Administrative Agent in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Administrative Agent's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Subsidiary Guarantor to Administrative Agent is or may have been incomplete, inaccurate or misleading in any material respect or (c) to reflect outstanding Letters of Credit or (d) in respect of any state of facts which Administrative Agent determines in good faith constitutes an Event of Default or may, with notice or passage of time or both, constitute an Event of Default. Without limiting the generality of the foregoing, Reserves may be established in respect of Specified Hedge Agreements and estimated projected environmental remediation expenses. To the extent Administrative Agent may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts so as to address any circumstances, condition, event or contingency in an manner satisfactory to Administrative Agent, Administrative Agent shall not establish a Reserve for the same purpose. The amount of any Reserve established by Administrative Agent shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Administrative Agent in good faith.

         "TA/TO Accounts" shall mean Accounts owing by travel agents and tour operators, that set up reservations for customers as part of a travel package and provide such customers with vouchers that must be presented at the time of the customer taking possession of the motor vehicle subject to the Rental Contract which gives rise to such Accounts.

         "Unbilled Accounts" shall mean Corporate Accounts or TA/TO Accounts of National with respect to which the terms of the Rental Contract giving rise to such Account has been completed and closed, the vehicle which is subject to such Rental Contract has been returned and with respect to which National has otherwise fully and completely performed its obligations to the account debtor sufficient to entitle it to payment and create a valid and legally enforceable indebtedness, but for which an invoice or other billing document or instrument evidencing such Account has not been generated and rendered to the account debtor.

         "Vehicle Sales Accounts" shall mean Accounts of National, Alamo and [CarTemps] arising from the sale by such person of motor vehicles which it has purchased to third party auction houses for the purpose of the sale thereof by such auction house.